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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $0.01 per share	29,834,992	$33.52	$1,000,068,931.84(1)	$129,808.95

Subscription Rights to purchase Class A Common Stock, par value $0.01 per share	29,834,992	—	—	(2)

(1)
Represents the gross proceeds from the sale of shares of our Class A Common Stock assuming the exercise of all Subscription Rights to be distributed.

(2)
The Subscription Rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the Subscription Rights being registered since the Subscription Rights are being registered in the same registration statement as the Class A Common Stock issuable upon exercise of the Subscription Rights.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-234552

PROSPECTUS SUPPLEMENT
(To prospectus dated November 7, 2019)

DISH Network Corporation
Subscription Rights to purchase up to 29,834,992 shares of Class A Common Stock at $33.52 per share and the shares of Class A Common Stock issuable upon the exercise of such Subscription Rights

           We are distributing at no charge to the record holders of our Class A common stock, par value $0.01 per share (the "Class A Common Stock") and the record holders of our Class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), as of November 17, 2019 (the "Record Date"), transferable subscription rights (the "Subscription Rights") to purchase new shares of our Class A Common Stock. We will distribute to holders of our Common Stock one Subscription Right for every 18.475 shares of our Common Stock that they own on the Record Date.

           We are also distributing at no charge to the record holders of our 2.375% Convertible Notes due 2024 and 3.375% Convertible Notes due 2026 (together, the "Convertible Notes" and, together with the Common Stock, the "Eligible Securities"), as of the Record Date, transferable Subscription Rights to purchase new shares of our Class A Common Stock. Solely as a result of holding Convertible Notes as of the Record Date, holders of Convertible Notes will be granted the opportunity to participate in the Rights Offering at the same time and upon the same terms as holders of Class A Common Stock without having to convert their Convertible Notes and will receive a number of Subscription Rights determined as if such holder held a number of shares of Class A Common Stock equal to (x) the conversion rate (as defined in the applicable indenture related to the Convertible Notes) in effect as of the Record Date multiplied by (y) the principal amount (expressed in thousands) of Convertible Notes held by such holder on the Record Date (the "Common Stock Equivalents"). We will distribute to holders of our Convertible Notes one Subscription Right for every 18.475 Common Stock Equivalents that they are deemed to have held as of the Record Date.

           We refer to this offering to holders of our Eligible Securities as the "Rights Offering." Holders of our Eligible Securities will, collectively, receive Subscription Rights to purchase up to an aggregate of 29,834,992 new shares of our Class A Common Stock. Each Subscription Right entitles the holder to purchase one share of our Class A Common Stock at the subscription price of $33.52 per whole share of Class A Common Stock (the "Subscription Price"). The Subscription Rights will be transferable and are expected to trade on the NASDAQ Global Select Market ("NASDAQ") on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on December 9, 2019, the scheduled Expiration Date (as defined below) of this Rights Offering (as it may be extended). Subscription Rights will be rounded down to the nearest whole number and, accordingly, no fractional Subscription Rights will be issued in the Rights Offering.

           Charles W. Ergen, our Chairman and controlling shareholder, has informed us that he intends to fully exercise his Subscription Rights. Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of Eligible Securities pursuant to the exercise of their Subscription Rights (the "Standby Purchase Commitment"). No fees or other consideration will be paid by the Company to Mr. Ergen in consideration of the Standby Purchase Commitment. As of November 18, 2019, Mr. Ergen beneficially owned 15,908,145 shares of our Class A Common Stock and all 238,435,208 shares of our Class B Common Stock, representing 51.6% of our outstanding Common Stock and approximately 91.0% of the total voting power of DISH Network. In light of the Standby Purchase Commitment, we anticipate that we will receive gross proceeds of approximately $1 billion if the Rights Offering is completed whether or not any of the Subscription Rights are exercised by holders other than Mr. Ergen.

           The Subscription Rights will expire at 5:00 p.m., Eastern Time, on December 9, 2019 (the "Expiration Date"), unless extended as described herein. We may (but have no obligation to) extend the period for exercising the Subscription Rights as described below. You may not revoke the exercise of a Subscription Right after receipt of the payment of the Subscription Price as described in this prospectus supplement. Subscription Rights that are not exercised at or before the Expiration Date of this Rights Offering will expire and will have no value. There is no minimum number of shares of our Class A Common Stock that we must sell in order to complete this Rights Offering.

           Our Class A Common Stock is traded on NASDAQ under the symbol "DISH." On November 21, 2019 the closing price of our Class A Common Stock as reported on NASDAQ was $35.91 per share. We urge you to obtain a current market price for the shares of our Class A Common Stock before making any determination with respect to the exercise of your Subscription Rights. Pursuant to the normal practices of NASDAQ, we expect that NASDAQ will set an ex-rights date for shares of our currently outstanding Class A Common Stock (which we anticipate will be on or about November 25, 2019). During the period from the Record Date to the ex-rights date, our Class A Common Stock will trade with the right to receive Subscription Rights (i.e. with "due bills" for the Subscription Rights attached). After the ex-rights date, our Class A Common Stock will trade without the right to receive Subscription Rights (i.e. without "due bills" for the Subscription Rights attached).

           This Rights Offering is being made directly by us. We are not using a dealer manager, underwriter or selling agent. We have engaged Computershare Trust Company, N.A. to serve as our subscription agent for this Rights Offering (the "Subscription Agent"). The Subscription Agent will hold the funds we receive from holders who exercise Subscription Rights until we complete or cancel this Rights Offering.

           An investment in our Class A Common Stock involves risks. See "Risk Factors" beginning on page S-20 of this prospectus supplement.

	Per Share	Total Maximum(1)

Subscription Price	$33.52	$1,000,068,932

Estimated Expenses	$0.04	$1,300,000

Proceeds to Us	$33.48	$998,768,932

(1)
Assumes all holders exercise their Subscription Rights.

           Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

           Neither we nor our Board of Directors makes any recommendation to holders of Subscription Rights regarding whether they should exercise or sell their Subscription Rights. Holders of Subscription Rights should carefully review the materials provided and consult with their personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Rights Offering. As a result of the terms of this Rights Offering, holders of Eligible Securities who do not fully exercise their Subscription Rights will own, upon completion of this Rights Offering, a smaller proportional interest in our Class A Common Stock than otherwise would be the case had they fully exercised their Subscription Rights. See "Risk Factors" beginning on page S-20 of this prospectus supplement for more information.

           If you have any questions or need further information about this Rights Offering, please call Georgeson LLC, our information agent for this Rights Offering (the "Information Agent"), at (877) 278-4751 (toll-free).

           It is anticipated that delivery of the Class A Common Stock purchased in this Rights Offering will be made on or about December 13, 2019.

The date of this prospectus supplement is November 22, 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement provides the terms of the Rights Offering and supplements the accompanying prospectus, dated November 7, 2019, which is part of our Registration Statement on Form S-3 and contains more general information about us and the securities we may offer from time to time, some of which does not apply to this Rights Offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information to which we have referred under "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference. Information in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

        You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement regardless of the time of delivery of this prospectus supplement or the time of any exercise of the Subscription Rights. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus supplement.

        We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, this offering and the distribution of this prospectus supplement applicable to those jurisdictions.

        Unless the context indicates or requires otherwise, the terms "DISH Network," "our company," "the Company," "we," "us" and "our" as used in this prospectus supplement refer to DISH Network Corporation and its consolidated subsidiaries.

S-ii

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, in particular, statements about our plans, objectives and strategies, growth opportunities in our industries and businesses, our expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as "future," "anticipate," "intend," "plan," "goal," "seek," "believe," "estimate," "expect," "predict," "will," "would," "could," "can," "may" and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management's current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:

Competition and Economic Risks

  •
  As the pay-TV industry has matured and bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive, we face intense and increasing competition from providers of video, broadband and/or wireless services, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

  •
  Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

  •
  Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.

  •
  Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and/or offer exclusive content that will place them at a competitive advantage to us.

  •
  Our over-the-top ("OTT") Sling TV Internet-based services face certain risks, including, among others, significant competition.

  •
  If government regulations relating to the Internet change, we may need to alter the manner in which we conduct our Sling TV business, and/or incur greater operating expenses to comply with those regulations.

  •
  Changes in how network operators handle and charge for access to data that travels across their networks could adversely impact our business.

  •
  We face increasing competition from other distributors of unique programming services such as foreign language, sports programming and original content that may limit our ability to maintain subscribers that desire these unique programming services.

S-iii

Operational and Service Delivery Risks

  •
  If our operational performance and customer satisfaction were to deteriorate, our subscriber activations and our subscriber churn rate may be negatively impacted, which could in turn adversely affect our revenue.

  •
  If our subscriber activations decrease, or if our subscriber churn rate, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

  •
  Programming expenses are increasing and may adversely affect our future financial condition and results of operations.

  •
  We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to certain programming, our subscriber activations and our subscriber churn rate may be negatively impacted.

  •
  We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

  •
  We may be required to make substantial additional investments to maintain competitive programming offerings.

  •
  Any failure or inadequacy of our information technology infrastructure and communications systems or those of third parties that we use in our operations, including, without limitation, those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.

  •
  Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services, and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.

  •
  We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

  •
  We rely on a few suppliers and in some cases a single supplier for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

  •
  Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

  •
  We depend on independent third parties to solicit orders for our DISH TV services that represent a meaningful percentage of our total gross new DISH TV subscriber activations.

  •
  We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH TV services.

  •
  Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

  •
  Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites acquired pursuant to the Master Transaction Agreement (as defined in our 2019 Third Quarter Report) have experienced anomalies that may affect their useful lives or prohibit us from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on our business, financial condition and results of operations.

S-iv

  •
  We generally do not carry commercial in-orbit insurance on any of the satellites that we use and could face significant impairment charges if any of our owned satellites fail.

  •
  We may have potential conflicts of interest with EchoStar (as defined in our 2019 Third Quarter Report) due to our common ownership and management.

  •
  We rely on key personnel and the loss of their services may negatively affect our business.

Acquisition and Capital Structure Risks

  •
  We have made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, we have made substantial non-controlling investments in the Northstar Entities (as defined in our 2019 Third Quarter Report) and the SNR Entities (as defined in our 2019 Third Quarter Report) related to AWS-3 wireless spectrum licenses.

  •
  We face certain risks related to our non-controlling investments in the Northstar Entities and the SNR Entities, which may have a material adverse effect on our business, results of operations and financial condition.

  •
  To the extent that we commercialize our wireless spectrum licenses, we will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

  •
  Our wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. The failure to meet such build-out and/or renewal requirements may have a material adverse effect on our business, results of operations and financial condition.

  •
  We rely on highly skilled personnel for our wireless business, including without limitation our ability to meet build-out requirements, and if we are unable to hire and retain key personnel or hire qualified personnel then our wireless business may be adversely affected.

  •
  The Prepaid Business Sale (as defined in our 2019 Third Quarter Report) may not be completed on the terms or timeline currently contemplated, or at all, as we and the Sellers (as defined in our 2019 Third Quarter Report) may be unable to satisfy the conditions or obtain the approvals required to complete the Prepaid Business Sale or such approvals may contain material restrictions or conditions.

  •
  We may fail to realize all of the anticipated benefits of the Prepaid Business Sale.

  •
  The integration of the BSS Business (as defined in our 2019 Third Quarter Report) may not be as successful as anticipated.

  •
  We may fail to realize all of the anticipated benefits of the Master Transaction Agreement.

  •
  Despite the acquisition of additional satellites acquired pursuant to the Master Transaction Agreement, we continue to have limited satellite capacity, and failures or reduced capacity could adversely affect our DISH TV services.

  •
  Current DISH Network stockholders have reduced ownership and voting interest in and exercise less influence over management of DISH Network following the closing of the Master Transaction Agreement.

  •
  If we were to take certain actions that could cause the Distribution (as defined in our 2019 Third Quarter Report) to become taxable to EchoStar, we may be required to indemnify EchoStar for any resulting tax liability, and the indemnity amounts could be substantial.

S-v

  •
  We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful, and we may lose up to the entire value of our investment in these acquisitions and transactions.

  •
  We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

  •
  We have substantial debt outstanding and may incur additional debt.

  •
  The conditional conversion features of our Convertible Notes, if triggered, may adversely affect our financial condition.

  •
  The convertible note hedge and warrant transactions that we entered into in connection with the offering of the Convertible Notes due 2026 may affect the value of the Convertible Notes due 2026 and our Class A Common Stock.

  •
  We are subject to counterparty risk with respect to the convertible note hedge transactions.

  •
  From time to time a portion of our investment portfolio may be invested in securities that have limited liquidity and may not be immediately accessible to support our financing needs, including investments in public companies that are highly speculative and have experienced and continue to experience volatility.

  •
  It may be difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders, because of our ownership structure.

  •
  We are controlled by one principal stockholder who is also our Chairman.

Legal and Regulatory Risks

  •
  The rulings in the Telemarketing litigation requiring us to pay up to an aggregate amount of $280 million and imposing certain injunctive relief against us, if upheld, would have a material adverse effect on our cash, cash equivalents and marketable investment securities balances and our business operations.

  •
  Our business may be materially affected by the Tax Cuts and Jobs Act of 2017 (the "Tax Reform Act"). Negative or unexpected tax consequences could adversely affect our business, financial condition and results of operations.

  •
  Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

  •
  We are, and may become, party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

  •
  Our ability to distribute video content via the Internet, including our Sling TV services, involves regulatory risk.

  •
  Changes in the Cable Act of 1992 ("Cable Act"), and/or the rules of the Federal Communications Commission ("FCC") that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.

  •
  The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

  •
  We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

S-vi

  •
  Our DISH TV services depend on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

  •
  We are subject to digital high-definition ("HD") "carry-one, carry-all" requirements that cause capacity constraints.

  •
  Our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective.

  •
  We may face other risks described from time to time in periodic and current reports we file with the SEC.

        The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in our 2018 Annual Report, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made, and we expressly disclaim any obligation to update these forward-looking statements.

S-vii

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this Rights Offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of this Rights Offering and provide additional information about us and our business, including potential risks related to this Rights Offering, our Class A Common Stock and our business.

        Exercising the Subscription Rights and investing in our Class A Common Stock involve risks. We urge you to carefully read the section entitled "Risk Factors" beginning on page S-20 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement in its entirety before you decide whether to exercise your Subscription Rights.

What is this Rights Offering?

        We are distributing Subscription Rights to purchase new shares of our Class A Common Stock, on a pro rata basis to holders of our Class A Common Stock, Class B Common Stock and Convertible Notes as of November 17, 2019, the Record Date, at no charge. You will receive one transferable Subscription Right for every 18.475 shares of our Common Stock or Common Stock Equivalents, as applicable, you owned as of the Record Date. Pursuant to the normal practices of NASDAQ, we expect that NASDAQ will set an ex-rights date for shares of our currently outstanding Class A Common Stock (which we anticipate will be on or about November 25, 2019). During the period from the Record Date to the ex-rights date, our Class A Common Stock will trade with the right to receive Subscription Rights (i.e. with "due bills" for the Subscription Rights attached). After the ex-rights date, our Class A Common Stock will trade without the right to receive Subscription Rights (i.e. without "due bills" for the Subscription Rights attached).

How much money will we raise as a result of this Rights Offering?

        Charles W. Ergen, our Chairman and controlling shareholder, has informed us that he intends to fully exercise his Subscription Rights. Additionally, pursuant to the Standby Purchase Commitment, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of Eligible Securities pursuant to the exercise of their Subscription Rights. In light of the Standby Purchase Commitment, we anticipate that we will receive gross proceeds of approximately $1 billion if the Rights Offering is completed whether or not any of the Subscription Rights are exercised by holders other than Mr. Ergen.

Why are we conducting this Rights Offering?

        We are conducting this Rights Offering to raise equity capital to be used for general corporate purposes, including investments in our wireless business. In order to raise this capital we have chosen to pursue a Rights Offering in order to, among other reasons, give existing holders of our Eligible Securities the opportunity to participate on a pro rata basis and limit dilution of their ownership interests in the Company.

What is the Subscription Right?

        Each Subscription Right entitles the holder to purchase one share of our Class A Common Stock for $33.52 per whole share of Class A Common Stock. The Subscription Rights will be transferable during the Subscription Period (as defined herein) and have been approved for listing on NASDAQ.

How many shares of Class A Common Stock may I purchase if I exercise my Subscription Rights?

        We are granting to you, as a holder of Eligible Securities of record on the Record Date, one transferable Subscription Right for every 18.475 shares of our Common Stock or Common Stock Equivalents, as applicable, you owned at that time. Each Subscription Right entitles the holder to purchase one share of our Class A Common Stock for $33.52 per whole share of Class A Common Stock. A holder may exercise any number of its Subscription Rights or may choose not to exercise any at all.

        For example, if you owned 1,000 shares of our Common Stock or Common Stock Equivalents, as applicable, on the Record Date, you would be granted 54 Subscription Rights (rounded down to the nearest whole Subscription Right as described herein) and have the right to purchase up to 54 shares of our Class A Common Stock for $33.52 per share. Any additional Subscription Rights you purchase or sell will increase or decrease the number of shares of our Class A Common Stock that you are entitled to purchase accordingly. If you are entitled to receive a fraction of a Subscription Right, we will round down the number of Subscription Rights to which you are entitled to the nearest whole number.

Will fractional Subscription Rights be issued?

        No. We will not issue fractional Subscription Rights in this Rights Offering. If you are entitled to receive a fraction of a Subscription Right, we will round down the number of Subscription Rights to which you are entitled to the nearest whole number. Accordingly, if you hold fewer than 18.475 shares of our Common Stock, or Common Stock Equivalents, as applicable, you will not receive any Subscription Rights in connection with this Rights Offering.

When and how will I receive my Subscription Rights?

        We are commencing distribution of the Subscription Rights on November 22, 2019 (the "Distribution Date"). If you are a registered holder of Eligible Securities on the Record Date, you will receive a rights certificate (the "Rights Certificates"). If you hold your Eligible Securities in "street name" through a custodian bank, broker, dealer, or other nominee, you will not receive a physical Rights Certificate. Instead, as described in this prospectus supplement, you must instruct your custodian bank, broker, dealer, or other nominee whether or not to exercise Subscription Rights on your behalf. It is not necessary to have a physical Rights Certificate to elect to exercise your Subscription Rights if your Eligible Securities are held by a custodian bank, broker, dealer, or other nominee. Depending on whether you receive materials related to your Eligible Securities electronically or by mail, you may not receive your Subscription Rights immediately on the Distribution Date. If you hold your Eligible Securities through a custodian bank, broker, dealer, or other nominee, the timing of your receipt of your Subscription Rights will be determined by the procedures applied by your custodian bank, broker, dealer, or other nominee holder.

        Pursuant to the normal practices of NASDAQ, we expect that NASDAQ will set an ex-rights date for shares of our currently outstanding Class A Common Stock (which we anticipate will be on or about November 25, 2019). During the period from the Record Date to the ex-rights date, our Class A Common Stock will trade with the right to receive Subscription Rights (i.e. with "due bills" for the Subscription Rights attached). After the ex-rights date, our Class A Common Stock will trade without the right to receive Subscription Rights (i.e. without "due bills" for the Subscription Rights attached).

        If you hold your Eligible Securities through a custodian bank, broker, dealer, or other nominee who uses the services of The Depository Trust Company ("DTC"), on the Distribution Date, then DTC will issue one transferable Subscription Right to your nominee for every 18.475 shares of our Common Stock or Common Stock Equivalents, as applicable, you owned as of the Record Date.

Am I required to exercise all of the Subscription Rights I receive in this Rights Offering?

        No. You may exercise any number of your Subscription Rights, or you may choose not to exercise any Subscription Rights. If you do not exercise any of your Subscription Rights, the number of shares of our Class A Common Stock that you own will not change; however, the relative percentage of shares of our Class A Common Stock that you own (or, in the case of holders of Convertible Notes, would be entitled to upon conversion) will decrease.

What will happen if I choose not to exercise my Subscription Rights?

        If you do not exercise any of your Subscription Rights, the number of shares of our Class A Common Stock you own will not change. If you choose not to exercise your Subscription Rights in full, however, the relative percentage of our shares of Class A Common Stock that you own (or, in the case of holders of Convertible Notes, would be entitled to upon conversion) will decrease.

How do holders of Convertible Notes participate in the Rights Offering and how are Common Stock Equivalents calculated?

        If you are a holder of record of Convertible Notes as of the Record Date, you will be granted the opportunity to participate in the Rights Offering at the same time and upon the same terms as holders of our Class A Common Stock without having to convert your Convertible Notes. If you are a holder of Convertible Notes, the number of Subscription Rights that you will receive is based on the number of Common Stock Equivalents that you are deemed to have held on the Record Date. Common Stock Equivalents are calculated as (x) the Conversion Rate (as defined in the indenture relating to your Convertible Notes and set forth below) in effect as of the Record Date multiplied by (y) the principal amount (expressed in thousands) of Convertible Notes that you held on the Record Date. The Conversion Rate in effect on the Record Date in respect of our 3.375% Convertible Notes due 2026 was 15.3429 shares of Class A Common Stock per $1,000 principal amount of 3.375% Convertible Notes due 2026. The Conversion Rate in effect on the Record Date in respect of our 2.375% Convertible Notes due 2024 was 12.1630 shares of Class A Common Stock per $1,000 principal amount of 2.375% Convertible Notes due 2024. You will receive one Subscription Right for every 18.475 Common Stock Equivalents that you are deemed to have held as of the Record Date. The calculation of Common Stock Equivalents is solely for the purpose of allocating Subscription Rights in this Rights Offering. As of the date of this prospectus supplement, the Convertible Notes are not currently entitled to convert into shares of Class A Common Stock.

How was the Subscription Price of $33.52 per share of Class A Common Stock determined?

        Our Board of Directors, including a Pricing Committee consisting of independent directors, determined the Subscription Price. The Subscription Price was intended to reflect a market price for our Class A Common Stock and considered, among other things: historical and current trading prices for shares of our Class A Common Stock, including without limitation, the most recent trading prices for our Class A Common Stock; our historical pricing practices with respect to the issuance of securities, including without limitation, option granting practices; and the price and desire to provide an opportunity to holders of our Eligible Securities to participate in the Rights Offering on a pro rata basis. The $33.52 per share of Class A Common Stock Subscription Price was established on November 6, 2019, the day prior to our public announcement of the Rights Offering. The value established at that time may not necessarily be indicative of the value of the Class A Common Stock or the Subscription Rights during the Offering Period. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other criteria that may be used to value securities.

        There can be no assurance that our Class A Common Stock will trade at prices near or above the Subscription Price after the date of this prospectus supplement, including during the Offering Period, and our Class A Common Stock could trade below that price during that time. You should not consider the Subscription Price to be an indication of the fair value of our Class A Common Stock or the price at which our Class A Common Stock or a Subscription Right will trade following this Rights Offering.

Will the Rights Offering include an oversubscription offer?

        No. DISH Network has not included an oversubscription offer to purchase additional shares of our Class A Common Stock that may remain unsubscribed as a result of any unexercised Subscription Rights after the expiration of the Rights Offering. Pursuant to the Standby Purchase Commitment, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of Eligible Securities pursuant to the exercise of their Subscription Rights.

How soon must I act to exercise my Subscription Rights?

        The Subscription Rights may be exercised during the period commencing on November 22, 2019, and ending at 5:00 p.m., Eastern Time, on December 9, 2019, unless extended as described below in "Can our Board of Directors cancel, amend or extend this Rights Offering?", which we refer to as the "Subscription Period." If you elect to exercise any Subscription Rights, the Subscription Agent must actually receive all required documents and payments from you or your custodian bank, broker, dealer, or other nominee at or before the Expiration Date. If you are a registered holder of our Eligible Securities and cannot deliver your Rights Certificate to the Subscription Agent prior to the expiration of the Rights Offering, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures." In some cases, you may be required to provide additional documentation.

If I do not exercise my Subscription Rights, may I sell my Subscription Rights?

        Yes. The Subscription Rights will be transferable during the course of the Subscription Period. We expect the Subscription Rights will trade on NASDAQ on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended). As a result, you may sell your Subscription Rights during the course of the Subscription Period if you do not want to purchase any shares of our Class A Common Stock. The Subscription Rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the Subscription Rights will develop or, if a market does develop, as to how long it will continue or at what prices the Subscription Rights will trade. Therefore, we cannot assure you that you will be able to sell any of your Subscription Rights or as to the value you may receive in a sale.

        If you are a registered holder of our Eligible Securities and do not wish to exercise your Subscription Rights, you may instruct the Transfer Agent to sell all or a portion of your Subscription Rights by following the instructions in your Rights Certificate. The Subscription Agent will only facilitate sales of Subscription Rights until 5:00 p.m., Eastern Time, on December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended). Therefore, if you wish to sell your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on December 2, 2019.

If I do not exercise my Subscription Rights, may I transfer my Subscription Rights?

        Yes. The Subscription Rights will be transferable during the course of the Subscription Period. As a result, you may transfer your Subscription Rights during the course of the Subscription Period if you do not want to purchase any shares of our Class A Common Stock.

        If you are a registered holder of our Eligible Securities and do not wish to exercise your Subscription Rights, you may instruct the Transfer Agent to transfer all or a portion of your Subscription Rights. If you wish to transfer all or a portion of your Subscription Rights, you and your transferee may submit a simultaneous instruction to the Subscription Agent to transfer your Subscription Rights and to exercise such transferred Subscription Rights on behalf of the transferee by following the instructions in your Rights Certificate. The Subscription Agent must receive such simultaneous transfer and exercise instruction by 5:00 p.m., Eastern Time, on the Expiration Date. The Subscription Agent will only facilitate subdivisions or transfers (without simultaneous exercise) of the physical Subscription Rights until 5:00 p.m., Eastern Time, on December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended). Therefore, if you wish to subdivide or transfer (without simultaneous exercise) your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on December 2, 2019. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or subdivision or transfer (without simultaneous exercise) prior to December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended).

Will the shares of Class A Common Stock that I receive upon exercise of my Subscription Rights be tradable on NASDAQ?

        Yes. Our Class A Common Stock is listed on NASDAQ under the ticker symbol "DISH." The shares of Class A Common Stock issued in the Rights Offering will also be listed for trading on NASDAQ under the same symbol.

Are there any conditions to the completion of the Rights Offering?

        There is no minimum subscription requirement or other condition precedent to the completion of the Rights Offering. Notwithstanding the foregoing, we reserve the right to amend, withdraw or terminate the Rights Offering at any time for any reason. See "Can our Board of Directors terminate, amend or extend this Rights Offering?"

Who will receive the proceeds from this Rights Offering?

        We will use the proceeds received from the exercise of the Subscription Rights and the Standby Purchase Commitment for general corporate purposes, including investments in our wireless business. In light of the Standby Purchase Commitment, we estimate receiving gross proceeds of approximately $1 billion. See "Use of Proceeds."

Will our executive officers and directors exercise their Subscription Rights?

        Our executive officers and directors may participate in this Rights Offering at the same Subscription Price as all other holders of Eligible Securities, but none of our executive officers and directors are obligated to so participate. Charles W. Ergen, our Chairman, has informed us that he intends to fully exercise his Subscription Rights. However, Mr. Ergen is also providing the Standby Purchase Commitment, as described further below.

What is the Standby Purchase Commitment?

        If any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights.

How will this Rights Offering and the Standby Purchase Commitment affect Mr. Ergen's ownership of our Class A Common Stock?

        As of November 18, 2019, Mr. Ergen beneficially owned 15,908,145 shares of our Class A Common Stock and all 238,435,208 shares of our Class B Common Stock, representing 51.6% of our outstanding Common Stock and approximately 91.0% of the total voting power of DISH Network. Mr. Ergen has informed us that he intends to fully exercise his Subscription Rights. Mr. Ergen will also purchase any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights pursuant to the Standby Purchase Commitment.

        If all holders of our Eligible Securities exercise the Subscription Rights issued to them pursuant to this Rights Offering, and this Rights Offering is therefore fully subscribed, Mr. Ergen's beneficial ownership percentage will decrease minimally as a result of the shares of Class A Common Stock issued to the holders of Convertible Notes. If Mr. Ergen is the only holder of Subscription Rights who exercises Subscription Rights in this Rights Offering, pursuant to the Standby Purchase Commitment Mr. Ergen's ownership percentage of our outstanding Common Stock would increase to approximately 54.3%, representing approximately 91.1% of the total voting power of DISH Network after giving effect to this Rights Offering and the Standby Purchase Commitment.

Is Mr. Ergen receiving a fee for providing the Standby Purchase Commitment?

        No. Mr. Ergen will not receive any fee or other consideration in consideration of the Standby Purchase Commitment.

When do the obligations of Mr. Ergen under the Standby Purchase Commitment expire?

        Mr. Ergen's obligations under the Standby Purchase Commitment will expire if the Rights Offering has not been completed by December 31, 2019.

Are there any conditions on Mr. Ergen's obligation to purchase any unsubscribed shares of Class A Common Stock?

        Yes. Mr. Ergen's obligation to purchase any unsubscribed shares of Class A Common Stock are subject to the conditions that (i) the Rights Offering is completed in accordance with its terms, (ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint prohibits, or has the effect of rendering unachievable, the consummation of the Standby Purchase Agreement, (iii) the representations and warranties made by the Company in the Standby Purchase Agreement are true and correct in all material respects and (iv) the Company performs its obligations under the Standby Purchase Agreement.

Can our Board of Directors terminate, amend or extend this Rights Offering?

        Yes. Our Board of Directors may (but has no obligation to) terminate, amend or extend this Rights Offering at any time prior to the Expiration Date. If our Board of Directors terminates this Rights Offering, any money received from subscribing holders of Subscription Rights will be returned, without interest or deduction, promptly after such termination. If our Board of Directors extends this

Rights Offering, we will issue a press release notifying holders of the Subscription Rights of the extension of the Expiration Date as promptly as practicable, but in any event no later than 9:00 a.m., Eastern Time on the next business day following the Board of Directors' decision to extend the Expiration Date.

Has our Board of Directors made a recommendation to holders of our Eligible Securities regarding the exercise of Subscription Rights under this Rights Offering?

        No. Our Board of Directors has not made, nor will it make, any recommendation to holders of our Eligible Securities regarding the exercise of Subscription Rights under this Rights Offering. You should make an independent investment decision about whether or not to exercise your Subscription Rights. You should carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Rights Offering. Holders of Subscription Rights who exercise Subscription Rights risk investment loss on new money invested. We cannot assure you that the market price for our Class A Common Stock will remain above the Subscription Price or that anyone purchasing shares of Class A Common Stock at the Subscription Price will be able to sell those shares of Class A Common Stock in the future at the same price or a higher price. If you do not exercise or sell your Subscription Rights, your unexercised Subscription Rights will be null and void and will have no value, and if you do not exercise your Subscription Rights in full, your percentage ownership interest in the Company will be diluted. If you wish to sell your Subscription Rights, we cannot give you any assurance that a market for the Subscription Rights will develop or, if a market does develop, as to how long it will continue or at what prices the Subscription Rights will trade. For more information on the risks of participating in this Rights Offering, see the section of this prospectus supplement entitled "Risk Factors."

How do I exercise my Subscription Rights? What forms and payment are required to purchase the shares of Class A Common Stock?

        Registered Holders.    If you are a registered holder of our Eligible Securities and you wish to participate in this Rights Offering, you must take the following steps:

  •
  deliver payment to the Subscription Agent using the methods outlined in this prospectus supplement; and

  •
  deliver a properly completed Rights Certificate to the Subscription Agent at or before 5:00 p.m., Eastern Time, on December 9, 2019, unless extended.

        If you send a payment that is insufficient to purchase the number of shares of Class A Common Stock you requested, or if the number of shares of Class A Common Stock you requested is not specified in the Rights Certificate, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of payment received. If the payment exceeds the Subscription Price for the exercise of the Subscription Rights (to the extent specified by you), the excess will be refunded. You will not receive interest on any payments refunded to you under this Rights Offering.

        If you cannot deliver your Rights Certificate to the Subscription Agent prior to the expiration of the Rights Offering, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures." In some cases, you may be required to provide additional documentation.

        Beneficial Owners.    If you hold your Eligible Securities in the name of a custodian bank, broker, dealer, or other nominee, then your custodian bank, broker, dealer, or other nominee is the registered holder of the Eligible Securities that you own. The registered holder must exercise the Subscription Rights on your behalf.

        If you wish to participate in this Rights Offering and purchase shares of Class A Common Stock, please promptly contact the registered holder of your Eligible Securities. We will ask your custodian bank, broker, dealer, or other nominee to notify you of this Rights Offering. You should complete and return to your registered holder the form entitled "Beneficial Holder Election Form" (or such other documents required by your custodian bank, broker, dealer, or other nominee). You should receive this form from your registered holder with the other Rights Offering materials.

How do I know if I am a registered holder or a beneficial owner of Eligible Securities?

        You are a registered holder if your Eligible Securities are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. You are a beneficial owner if your Eligible Securities are held in an account at a custodian bank, broker, dealer, or other nominee (also referred to as holding securities "in street name").

Will I be charged a sales commission or a fee if I exercise my Subscription Rights?

        We will not charge a brokerage commission or a fee to holders of Subscription Rights for exercising their Subscription Rights. If you exercise your Subscription Rights through a custodian bank, broker, dealer, or other nominee, however, you will be responsible for any fees charged by your custodian bank, broker, dealer, or other nominee. If you sell your Subscription Rights, you will be responsible for any fees, taxes or commissions relating to that sale.

If I exercise my Subscription Rights, when will I receive my new shares of Class A Common Stock?

        We will issue the Class A Common Stock subscribed for pursuant to the exercise of Subscription Rights promptly following the Expiration Date if we have received all required documents and payments from you or your custodian bank, broker, dealer, or other nominee and taking into account the guaranteed delivery period.

After I exercise my Subscription Rights, may I change or cancel my exercise of Subscription Rights?

        No. All exercises of Subscription Rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional shares of our Class A Common Stock at a price of $33.52 per share.

If this Rights Offering is not completed, will my subscription payment be refunded to me?

        Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of this Rights Offering. If this Rights Offering is not completed, all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction. If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a registered holder of your Eligible Securities because the Subscription Agent will return payments through the registered holder of your Eligible Securities.

How much money will the Company receive from this Rights Offering?

        In light of the Standby Purchase Commitment, we estimate receiving gross proceeds of approximately $1 billion. We intend to use the proceeds received from the exercise of Subscription Rights for general corporate purposes, including investments in our wireless business. See "Use of Proceeds."

Are there risks in exercising my Subscription Rights?

        Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights means buying additional shares of our Class A Common Stock and should be considered as carefully as you would consider any other equity investment. You should carefully read the section entitled "Risk Factors" beginning on page S-20 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement in its entirety before you decide whether to exercise your Subscription Rights.

How many shares of Class A Common Stock will be outstanding after this Rights Offering?

        As of November 18, 2019, we had 254,626,165 shares of Class A Common Stock outstanding. Following this Rights Offering and the Standby Purchase Commitment, we anticipate that we will have 284,461,157 shares of Class A Common Stock outstanding.

How do I exercise my Subscription Rights if I live outside the United States?

        The Subscription Agent will hold Rights Certificates for registered holders of our Eligible Securities having addresses outside the United States. In order to exercise Subscription Rights, registered holders with addresses outside the United States must notify the Subscription Agent and timely follow other procedures described in the section of this prospectus supplement entitled "The Rights Offering—Foreign Holders of Our Eligible Securities." If you are a beneficial owner of Eligible Securities having an address outside the United States, please promptly contact the registered holder of your Eligible Securities.

What are the U.S. federal income tax consequences of the receipt or exercise of Subscription Rights?

        We believe and intend to take the position that the Subscription Rights issued pursuant to the Rights Offering should not be recognized as taxable income for U.S. federal income tax purposes. You should consult your tax advisor as to the particular consequences to you of this Rights Offering, including the possibility that the Internal Revenue Service ("IRS") could disagree with this position. For a detailed discussion, see the section of this prospectus supplement entitled "Material U.S. Federal Income Tax Considerations."

What will be the impact of the Rights Offering on stock options and restricted stock units and awards issued by DISH? Will I receive Subscription Rights if I have stock options and restricted stock units and awards?

        Holders of options to purchase our Common Stock will not receive Subscription Rights relating to options except to the extent they exercise their options for shares of Common Stock prior to the Record Date. Similarly, holders of restricted stock units and awards with respect to our Common Stock will not receive Subscription Rights relating to restricted stock units except to the extent their restricted stock units or such other awards are settled (to the extent applicable) for shares of Common Stock prior to the Record Date.

How will the Rights Offering affect participants of the retirement plan sponsored by DISH?

        The DISH Network Corporation 401(k) Plan (the "Plan") offers a DISH Network stock fund through which participants (current and former employees) may hold investments in DISH Network Class A Common Stock. The trust of the Plan will, on behalf of each participant, receive Subscription Rights for shares of DISH Network Class A Common Stock held in the DISH Network stock fund under the Plan as of the Record Date. It is anticipated that an independent fiduciary will be engaged for the Plan to exercise discretion over the exercise, sale, or other disposition of the Subscription Rights, subject to the terms of any prohibited transaction exemption for which DISH Network may apply and receive, though receipt of any exemption for which application may be made cannot be guaranteed. If an independent fiduciary is engaged, DISH Network can make no guarantee as to whether such independent fiduciary will choose to exercise, sell, or otherwise dispose of the Subscription Rights under its control.

To whom should I send my forms and payment?

        Registered Holders.    If you are the registered holder of Eligible Securities, you should submit the notice of guaranteed delivery (if applicable) and Rights Certificate to the Subscription Agent, either electronically or by first class mail or overnight courier, in accordance with the instructions contained in your Rights Certificate.

        Your payment of the Subscription Price must be made in United States dollars for the full number of shares of Class A Common Stock for which you are subscribing by personal check drawn upon a United States bank payable to the Subscription Agent, or by wire transfer of immediately available funds directly to the account maintained by the Subscription Agent, in accordance with the instructions contained in your Rights Certificate.

        You are solely responsible for completing delivery to the Subscription Agent of your notice of guaranteed delivery (if applicable), Rights Certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent.

        Beneficial Owners.    If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, then you should send the form entitled "Beneficial Holder Election Form" (or such other documents required by your custodian bank, broker, dealer, or other nominee) and payment to that registered holder in accordance with the instructions you receive from that registered holder.

Who should I contact if I have other questions?

        If you have other questions or need assistance, please contact the Information Agent, Georgeson LLC, at (877) 278-4751.

        For a more complete description of the Rights Offering, see "The Rights Offering" beginning on page S-28.

Key Dates for the Rights Offering

Record date	November 17, 2019
Launch of Rights Offering and commencement of distribution of Subscription Rights	November 22, 2019
Subscription Rights begin trading on a "when-issued" basis under ticker "DISHV"	November 22, 2019
Subscription Rights begin "regular way" trading under ticker "DISHR"	November 25, 2019
Instructions to sell, subdivide or transfer (without simultaneous exercise) Subscription Rights due to Subscription Agent (for registered holders of Eligible Securities)	5:00 p.m., Eastern Time, on December 2, 2019
Trading of Subscription Rights ends	Close of trading on December 9, 2019
Expiration Date	5:00 p.m., Eastern Time, on December 9, 2019
End of guaranteed delivery period	5:00 p.m., Eastern Time, on December 11, 2019

 PROSPECTUS SUMMARY

        The following summary provides an overview of certain information about us and this Rights Offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. You should read this entire prospectus supplement, including the risk factors, the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to exercise your Subscription Rights.

Our Company

        DISH Network Corporation was organized in 1995 as a corporation under the laws of the State of Nevada. DISH Network started offering the DISH® branded pay-TV service in March 1996 and is the nation's fourth largest live-linear television programming provider. Our Class A Common Stock is publicly traded on NASDAQ under the symbol "DISH." Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000. DISH Network's website is accessed at https://www.dish.com. Information on DISH Network's website is not incorporated into this prospectus supplement or DISH Network's other securities filings and is not a part of this prospectus supplement.

        DISH Network Corporation is a holding company. Its subsidiaries operate two primary business segments.

Pay-TV

        We offer pay-TV services under the DISH® brand and the Sling® brand (collectively "Pay-TV" services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing us to use direct broadcast satellite ("DBS") and Fixed Satellite Service ("FSS") spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, Smart Home service and call center operations, and certain other assets utilized in our operations ("DISH TV"). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The Sling branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services ("Sling TV"). As of September 30, 2019, we had 12.180 million Pay-TV subscribers in the United States, including 9.494 million DISH TV subscribers and 2.686 million Sling TV subscribers.

        In addition, we historically offered broadband services under the dishNET™ brand, which includes satellite broadband services that utilize advanced technology and high-powered satellites launched by Hughes Communications, Inc. ("Hughes") and ViaSat, Inc. ("ViaSat") and wireline broadband services. However, as of the first quarter 2018, we have transitioned our broadband business focus from wholesale to authorized representative arrangements, and we are no longer marketing dishNET broadband services. Our existing broadband subscribers are declining through customer attrition. Generally, under these authorized representative arrangements, we will receive certain payments for each broadband service activation generated and installation performed, and we will not incur subscriber acquisition costs for these activations.

Wireless

        Since 2008, we have directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, we notified the FCC that we planned to deploy a narrowband Internet of Things ("IoT") network on certain of these wireless licenses, which was to be the first phase of our network deployment ("First Phase"). We expected to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. As of September 30, 2019, we had entered into vendor contracts with multiple parties for, among other things, base stations, chipsets, modules, tower leases, the core network, radio frequency ("RF") design, and deployment services for the First Phase. Among other things, initial RF design in connection with the First Phase was complete, we had secured certain tower sites, and we were in the process of identifying and securing additional tower sites. The core network had been installed and commissioned. We had also installed the first base stations on sites in 2018 and were in the process of deploying the remaining base stations. Beginning on November 5, 2019, and while the approval of the merger of Sprint Corporation and T Mobile US, Inc. (the "Sprint TMUS merger") is pending, the March 7, 2020 build out deadline for both our AWS 4 and Lower 700 MHz E Block spectrum bands is tolled; however, if the Sprint TMUS merger is not consummated, the original deadlines would be reinstated with extensions equal to the length of time the deadline was tolled. As our March 2020 build out deadlines are currently tolled, we have paused work on our narrowband IoT deployment. We have issued requests for information and proposals to various vendors in the wireless industry as we move forward with our 5G network deployment.

 Rights Offering Summary

        The following summary describes the principal terms of the Rights Offering, but it is not intended to be a complete description of the offering. See the information under the heading "The Rights Offering" in this prospectus supplement for a more detailed description of the terms and conditions of the Rights Offering.

Issuer	DISH Network Corporation.
Securities Offered

We are distributing to you, at no charge, one transferable Subscription Right for every 18.475 whole shares of Common Stock or Common Stock Equivalents, as applicable, you owned as of November 17, 2019, the Record Date, either as a registered holder or, in the case of Eligible Securities held of record by custodian banks, brokers, dealers, or other nominees on your behalf, as a beneficial owner of those Eligible Securities. Subscription Rights will be rounded down to the nearest whole number and, accordingly, no fractional Subscription Rights will be issued. Each Subscription Right will entitle you to purchase one share of our Class A Common Stock.

Eligible Securities

You will receive Subscription Rights if you were a holder of record of our Class A Common Stock, Class B Common Stock, 2.375% Convertible Notes due 2024 or 3.375% Convertible Notes due 2026 on the Record Date.

Common Stock Equivalents

If you are a holder of Convertible Notes, the number of Subscription Rights that you will receive is based on the number of Common Stock Equivalents that you are deemed to have held on the Record Date. Common Stock Equivalents are calculated as (x) the Conversion Rate (as defined in the indenture relating to your Convertible Notes) in effect as of the Record Date multiplied by (y) the principal amount (expressed in thousands) of Convertible Notes that you held on the Record Date. The calculation of Common Stock Equivalents is solely for the purpose of allocating Subscription Rights in this Rights Offering. As of the date of this prospectus supplement, the Convertible Notes are not currently entitled to convert into shares of Class A Common Stock.

Subscription Right

Each Subscription Right will entitle you to purchase one share of our Class A Common Stock at a Subscription Price of $33.52 per whole share of Class A Common Stock. We have not included an oversubscription offer to purchase additional shares of our Class A Common Stock that may remain unsubscribed as a result of any unexercised Subscription Rights after the expiration of the Rights Offering.

Subscription Price	$33.52 per whole share of Class A Common Stock, payable in immediately available funds.
Record Date	November 17, 2019.

Pursuant to the normal practices of NASDAQ, we expect that NASDAQ will set an ex-rights date for shares of our currently outstanding Class A Common Stock (which we anticipate will be on or about November 25, 2019). During the period from the Record Date to the ex-rights date, our Class A Common Stock will trade with the right to receive Subscription Rights (i.e. with "due bills" for the Subscription Rights attached). After the ex-rights date, our Class A Common Stock will trade without the right to receive Subscription Rights (i.e. without "due bills" for the Subscription Rights attached).

Distribution Date	November 22, 2019.

We are commencing distribution of the Subscription Rights on November 22, 2019. Depending on whether you receive materials related to your Eligible Securities electronically or by mail, you may not receive your Subscription Rights immediately on the Distribution Date. If you hold your Eligible Securities through a custodian bank, broker, dealer, or other nominee the timing of your receipt of your Subscription Rights will be determined by the procedures applied by your custodian bank, broker, dealer, or other nominee holder.

Expiration Date

5:00 p.m., Eastern Time, on December 9, 2019, unless extended by us. If you do not exercise your Subscription Rights at or before the Expiration Date of this Rights Offering, your unexercised Subscription Rights will be null and void and will have no value. We will not be obligated to honor your exercise of Subscription Rights if the Subscription Agent receives the documents and payment of the Subscription Price relating to your exercise after this Rights Offering expires, regardless of when you transmitted the documents. However, if you are a registered holder of Eligible Securities and wish to exercise Subscription Rights, but you do not have sufficient time to deliver the Rights Certificate evidencing your Subscription Rights to the Subscription Agent before the expiration of the Subscription Period, you may exercise your Subscription Rights by guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

Subscription Period	The Subscription Period begins on the Distribution Date and ends at 5:00 p.m., Eastern Time, on the Expiration Date.
Use of Proceeds

While this Rights Offering has no minimum purchase requirement, in light of the Standby Purchase Commitment we expect to receive gross proceeds of approximately $1 billion in this Rights Offering. We will use the proceeds received from the exercise of the Subscription Rights and the Standby Purchase Commitment for general corporate purposes, including investments in our wireless business. See "Use of Proceeds."

We have chosen to pursue a Rights Offering, among other reasons, because it gives existing holders of our Eligible Securities the opportunity to participate on a pro rata basis and limit dilution of their ownership interests in the Company. See "Use of Proceeds" and "The Rights Offering—Reasons for the Rights Offering."

Transferability of Subscription Rights

The Subscription Rights will be transferable and are expected to trade on NASDAQ on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended).

Beneficial owners of Subscription Rights are encouraged to contact their custodian bank, broker, dealer, or other nominee for more information about trading of the Subscription Rights.

If you are a registered holder of our Eligible Securities and do not wish to exercise your Subscription Rights, you may instruct the Transfer Agent to sell or transfer all or a portion of your Subscription Rights. If you wish to transfer all or a portion of your Subscription Rights, you and your transferee may submit a simultaneous instruction to the Subscription Agent to transfer your Subscription Rights and to exercise such transferred Subscription Rights on behalf of the transferee by following the instructions in your Rights Certificate. The Subscription Agent must receive such simultaneous transfer and exercise instruction by 5:00 p.m., Eastern Time, on the Expiration Date. The Subscription Agent will only facilitate sales, subdivisions or transfers (without simultaneous exercise) of the physical Rights Certificates until 5:00 p.m., Eastern Time, on December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended). Therefore, if you wish to sell, subdivide or transfer (without simultaneous exercise) your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on December 2, 2019. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or sale prior to December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended).

See "The Rights Offering—Subscription Rights Will Trade Publicly" and "The Rights Offering—Transfers and Sales of Subscription Rights."
No Board Recommendation	Our Board of Directors has not made, nor will it make, any recommendation to holders of Subscription Rights regarding the exercise of Subscription Rights under this Rights Offering.

You should make an independent investment decision about whether or not to exercise your Subscription Rights. You should carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Rights Offering. For more information on the risks of participating in this Rights Offering, see the section of this prospectus supplement entitled "Risk Factors."

Minimum Subscription Amount	There is no minimum subscription requirement. We will consummate this Rights Offering regardless of the amount raised from the exercise of Subscription Rights by the Expiration Date.

Pursuant to the Standby Purchase Commitment, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights.

Maximum Offering Size

We will issue up to approximately 29,834,992 shares of Class A Common Stock pursuant to this Rights Offering. This amount represents the aggregate number of shares of Class A Common Stock that can be purchased pursuant to the Subscription Rights.

Conditions, Amendment, Withdrawal and Termination	There is no minimum subscription requirement or other condition precedent to the completion of the Rights Offering.

Notwithstanding the foregoing, we reserve the right to amend, withdraw or terminate the Rights Offering at any time for any reason. If this Rights Offering is terminated, all Subscription Rights will expire without value, and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of Subscription Rights. All monies received by the Subscription Agent in connection with this Rights Offering will be held by the Subscription Agent, on our behalf, in a segregated account pending completion of this Rights Offering. See "The Rights Offering—Conditions, Amendments, Withdrawal and Termination."

No Revocation

All exercises of Subscription Rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase the shares of Class A Common Stock at the Subscription Price of $33.52 per whole share of Class A Common Stock. Subscription Rights that are not exercised at or before the Expiration Date will expire and will have no value. See "The Rights Offering—No Revocation or Change."

Material U.S. Federal Income Tax Considerations

We believe and intend to take the position that the Subscription Rights issued pursuant to the Rights Offering should not be recognized as taxable income for U.S. federal income tax purposes. You should consult your tax advisor as to the particular consequences to you of this Rights Offering. For a detailed discussion, see the section of this prospectus supplement entitled "Material U.S. Federal Income Tax Considerations."

Extension

Our Board of Directors may (but has no obligation to) extend this Rights Offering at any time prior to the Expiration Date. Any extension of this Rights Offering will be followed by an announcement as promptly as practicable, but in any event no later than 9:00 a.m., Eastern Time, on the next business day following the Board of Directors' decision to extend the Expiration Date.

Procedures for Exercising Rights

If you are a registered holder of our Eligible Securities, you may exercise your Subscription Rights by delivering the following to the Subscription Agent, either electronically or by first class mail or overnight courier in accordance with the instructions in your Rights Certificate, at or before 5:00 p.m., Eastern Time, on the Expiration Date, unless we extend this Rights Offering in our sole discretion:

• your properly completed and executed Rights Certificate with any required signature guarantees or other supplemental documentation;
• your properly completed and executed notice of guaranteed delivery (if applicable); and
• your full Subscription Price payment for each share of Class A Common Stock subscribed for under your Subscription Rights.

If you are a registered holder of our Eligible Securities and wish to exercise your Subscription Rights but cannot deliver your Rights Certificate to the Subscription Agent prior to the expiration of this Rights Offering, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

If you are a beneficial owner of our Eligible Securities whose Eligible Securities are registered in the name of a custodian bank, broker, dealer, or other nominee, you should instruct your custodian bank, broker, dealer, or other nominee to exercise your Subscription Rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on the Expiration Date, unless extended. See "The Rights Offering—Method of Subscription—Exercise of Subscription Rights."

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson LLC. If you have any questions or need further information about this Rights Offering, please call Georgeson LLC at (877) 278-4751.
Shares Outstanding Before the Rights Offering	254,626,165 shares of our Class A Common Stock and 238,435,208 shares of our Class B Common Stock were outstanding as of November 18, 2019.
Shares Outstanding After Completion of the Rights Offering

We anticipate that we will have 284,461,157 shares of our Class A Common Stock outstanding immediately after completion of the Rights Offering and the Standby Purchase Commitment. The number of shares of our Class B Common Stock will not change as a result of the Rights Offering.

Listing of Class A Common Stock

Shares of our Class A Common Stock trade on NASDAQ under the symbol "DISH," and the shares of Class A Common Stock to be issued in connection with the Rights Offering will also be listed on NASDAQ under the same symbol.

Risk Factors

Investing in our Class A Common Stock involves substantial risk. You should carefully consider the risk factors set forth in the section entitled "Risk Factors" and the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, prior to making an investment in our Class A Common Stock. See "Risk Factors" beginning on page S-20 of this prospectus supplement.

Standby Purchase Commitment and Interests of Charles W. Ergen in the Rights Offering

As of November 18, 2019, Charles W. Ergen beneficially owned 15,908,145 shares of our Class A Common Stock and all 238,435,208 shares of our Class B Common Stock, representing 51.6% of our outstanding Common Stock and approximately 91.0% of the total voting power of DISH Network.

Mr. Ergen has informed us that he intends to fully exercise his Subscription Rights. Additionally, pursuant to the Standby Purchase Commitment, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights.

If all holders of our Eligible Securities exercise the Subscription Rights issued to them pursuant this Rights Offering, and this Rights Offering is therefore fully subscribed, Mr. Ergen's beneficial ownership percentage will decrease minimally as a result of the shares of Class A Common Stock issued to the holders of Convertible Notes. If Mr. Ergen is the only holder of Subscription Rights who exercises Subscription Rights in this Rights Offering, pursuant to the Standby Purchase Commitment Mr. Ergen's ownership percentage of our outstanding Common Stock would increase to approximately 54.3%, representing approximately 91.1% of the total voting power of the Company after giving effect to this Rights Offering and the Standby Purchase Commitment.

Interests of our Executive Officers and Directors in the Rights Offering

Our executive officers and directors may participate in this offering at the same Subscription Price as all other holders of Eligible Securities, but none of our executive officers and directors are obligated to so participate. Charles W. Ergen, our Chairman, has informed us that he intends to fully exercise his Subscription Rights. However, pursuant to the Standby Purchase Commitment, Mr. Ergen has also committed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights.

RISK FACTORS

        You should carefully consider the risk factors set forth below, the other information contained in this prospectus supplement, including our consolidated financial statements and related notes, and any other risks described in our filings with the SEC including, but not limited to under Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Any of the following risks could materially and adversely affect our business, financial condition, results of operations, liquidity and cash flows. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition, results of operations, liquidity and cash flows.

Risks Related to the Rights Offering

The market price of our Class A Common Stock may decline before or after the Subscription Rights expire.

        The market price of our Class A Common Stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including:

  •
  this Rights Offering, which may involve the issuance of an additional 29,834,992 shares of our Class A Common Stock;

  •
  actual or anticipated fluctuations in our business, results of operations and/or financial condition;

  •
  announcements by us or our competitors of significant business developments, changes in customer relationships, acquisitions, or expansion plans;

  •
  changes in the prices or demand for our services;

  •
  our involvement in litigation;

  •
  our sale of Class A Common Stock or other securities in the future;

  •
  market conditions in our industry;

  •
  changes in key personnel;

  •
  changes in market valuation or earnings of our competitors;

  •
  the trading volume of our Class A Common Stock;

  •
  changes in the estimation of the future size and growth rate of our markets; and

  •
  general economic and market conditions.

        We cannot assure you that the market price of our Class A Common Stock will not decline after you elect to exercise your Subscription Rights. If that occurs, you may have irrevocably committed to buy shares of our Class A Common Stock in this Rights Offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your Subscription Rights you will be able to sell your Class A Common Stock at a price equal to or greater than the Subscription Price. Until shares are delivered upon expiration of this Rights Offering, you will not be able to sell the shares of our Class A Common Stock that you purchase in this Rights Offering. Shares of our Class A Common Stock purchased will be delivered as soon as practicable after expiration of this Rights Offering. We will not pay you interest on funds delivered to the Subscription Agent pursuant to the exercise of Subscription Rights. Additionally, we cannot guarantee that you will be able to sell your Subscription Rights. See "—No prior market exists for the Subscription Rights, and a liquid and reliable market for the Subscription Rights may not develop."

This Rights Offering may cause the market price of our Class A Common Stock to decline and you may be able to purchase our shares of Class A Common Stock on the open market at a price below the Subscription Price.

        The announcement of this Rights Offering, the Subscription Price and the number of shares of our Class A Common Stock we could issue if this Rights Offering is completed could result in an immediate decrease in the trading price of our Class A Common Stock. In addition, the trading price of our Class A Common Stock could also be affected by hedging or arbitrage trading activity that we expect to develop involving our Class A Common Stock. The hedging or arbitrage could, in turn, affect the trading price of the Subscription Rights, or any Class A Common Stock that holders receive upon exercise of the Subscription Rights. Any decrease in the trading price of our Class A Common Stock may occur before the expiration of this Rights Offering and continue after consummation of this Rights Offering. If such a decrease occurs, your purchase of shares of our Class A Common Stock in this Rights Offering may be at a price greater than the prevailing trading price. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares of our Class A Common Stock received upon exercise of those Subscription Rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Class A Common Stock. Accordingly, you may be able to purchase our shares of Class A Common Stock on the open market at a price below the Subscription Price. On November 21, 2019 the closing price of our Class A Common Stock as reported on NASDAQ was $35.91 per share.

If you do not exercise your Subscription Rights in full in this Rights Offering, you will suffer dilution in your percentage ownership of the Company.

        If you do not exercise any of your Subscription Rights in this Rights Offering, while the number of shares of our Class A Common Stock that you own will not change, your percentage ownership will be diluted after completion of this Rights Offering. In addition, if you do not exercise your Subscription Rights in full, your percentage ownership will be diluted after completion of this Rights Offering.

We reserve the right to cancel, terminate, amend or extend this Rights Offering at any time prior to the expiration of the Subscription Period. If we cancel this Rights Offering, neither we, the Subscription Agent, your broker nor any other party will have any obligation to you, except to return your subscription payments.

        We may, in our sole discretion, decide not to continue with this Rights Offering or amend or cancel this Rights Offering. If this Rights Offering is canceled, all subscription payments received by the Subscription Agent will be returned promptly, without interest or deduction. However, if we cancel this Rights Offering, neither we, the Subscription Agent, your broker nor any other party will have any other obligation to you aside from the return of your subscription payments.

No prior market exists for the Subscription Rights, and a liquid and reliable market for the Subscription Rights may not develop.

        The Subscription Rights are a new issue of securities with no established trading market. Unless indicated otherwise, the Subscription Rights will be transferable and are expected to trade on NASDAQ on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended), at which time they will be no longer transferable. We are not responsible if you elect to sell your Subscription Rights and no public or private market exists to facilitate the purchase of Subscription Rights. In such event, the Subscription Rights will expire and will no longer be exercisable or transferable. If you wish to sell your Subscription Rights or the Subscription Agent or your broker tries to sell Subscription Rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such Subscription Rights cannot be sold, or if you provide the Subscription Agent with instructions to exercise the Subscription Rights and your instructions are not timely received by the Subscription Agent or if you do not provide any instructions to exercise your Subscription Rights, then the Subscription Rights will expire, will be void and will have no value. The Subscription Agent will only facilitate sales, subdivisions or transfers (without simultaneous exercise) of the physical Subscription Rights until 5:00 p.m., Eastern Time, on December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended).

You will only be able to transfer your Subscription Rights for a short period of time.

        The Subscription Rights will be transferable until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended). For registered holders of our Eligible Securities, if you and your transferee elect not to submit simultaneous transfer and exercise instructions, it can take up to five (5) business days for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Subscription Rights and to the transferor with respect to retained Subscription Rights, if any; and (iii) the Subscription Rights evidenced by such new Rights Certificate to be exercised or sold by the recipients thereof. If you fail to transfer your Subscription Rights in enough time to allow for the transfer process to be completed, you will not be able to transfer your Subscription Rights. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or sale prior to December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended). If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, you may transfer or sell your Subscription Rights by contacting the custodian bank, broker, dealer, or other nominee through which you hold your Eligible Securities and your custodian bank, broker, dealer, or other nominee may have its own deadlines related to the transfer of your Subscription Rights. For more information, see the section entitled "The Rights Offering Transfers and Sales of Subscription Rights."

The Subscription Price determined for this Rights Offering may not be an indication of the fair value of our Class A Common Stock.

        Our Board of Directors, including a Pricing Committee consisting of independent directors, determined the Subscription Price. The Subscription Price was intended to reflect a market price for our Class A Common Stock and considered, among other things: historical and current trading prices for shares of our Class A Common Stock, including without limitation, the most recent trading prices for our Class A Common Stock; our historical pricing practices with respect to the issuance of securities, including without limitation, option granting practices; and the price and desire to provide an opportunity to holders of our Eligible Securities to participate in the Rights Offering on a pro rata basis. The $33.52 per share of Class A Common Stock Subscription Price was established on November 6, 2019, the day prior to our public announcement of the Rights Offering. The value established at that time may not necessarily be indicative of the value of the Class A Common Stock or the Subscription Rights during the Offering Period. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other criteria that may be used to value securities. You should not consider the Subscription Price to be an indication of the fair value of the Class A Common Stock to be offered in this Rights Offering. After the date of this prospectus supplement, our Class A Common Stock may trade at prices above or below the Subscription Price.

You may not revoke your subscription exercise and could be committed to buying shares of our Class A Common Stock above the prevailing market price.

        Once you exercise your Subscription Rights, you may not revoke the exercise of such Subscription Rights. The public trading market price of our Class A Common Stock may decline before the Subscription Rights expire or before you receive any Class A Common Stock through the exercise of your Subscription Rights. If you exercise your Subscription Rights and the public trading market price of our Class A Common Stock is or afterwards decreases below the Subscription Price, you will have committed to buy shares of our Class A Common Stock at a price above the prevailing market price. Our Class A Common Stock is traded on NASDAQ under the symbol "DISH," and the closing price of our Class A Common Stock on NASDAQ on November 21, 2019 was $35.91 per share. Moreover, you may be unable to sell shares of Class A Common Stock that you purchase in this Rights Offering at a price equal to or greater than the Subscription Price you paid for such shares.

If you do not act promptly and follow the subscription instructions, your exercise of Subscription Rights may be rejected.

        Holders of Subscription Rights who desire to purchase shares of our Class A Common Stock in this Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date, unless extended. If you are a beneficial owner of Eligible Securities, you must act promptly to ensure that your custodian bank, broker, dealer, or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent at or before the Expiration Date. We will not be responsible if your custodian bank, broker, dealer, or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent at or before the Expiration Date. Furthermore, if you are a registered holder of Eligible Securities and you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

We may use the proceeds of this Rights Offering in ways with which you may disagree.

        We intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, including investments in our wireless business. Accordingly, we will have significant discretion in the use of the net proceeds of this offering, and it is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from this Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see the section entitled "Use of Proceeds."

Significant sales of Subscription Rights and our Class A Common Stock, or the perception that significant sales may occur in the future, could adversely affect the market price for the Subscription Rights and our Class A Common Stock.

        The sale of substantial amounts of the Subscription Rights and our Class A Common Stock could adversely affect the price of these securities. We have a significant number of authorized but unissued shares of Class A Common Stock, including shares available for issuance pursuant to various equity plans. Sales of a substantial number of our Subscription Rights or other equity-related securities in the public market pursuant to new issuances or by these significant holders could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. Any such sale or issuance could dilute the ownership interests of the then-existing holders and could have a material adverse effect on the market price of our Class A Common Stock. Even if a substantial number of sales of shares do not occur within a short period of time, the mere existence of the possibility of sales of a large number of shares in a short period of time could have a negative impact on the market for our Class A Common Stock and the Subscription Rights. See "—The market price of our Class A Common Stock may decline before or after the Subscription Rights expire."

In administering this Rights Offering, we will be relying on statements, representations and other information provided to us by third parties.

        In administering the exercise of Subscription Rights in this Rights Offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of Subscription Rights and other third parties. If these statements or representations are false or inaccurate or if such third parties fail to provide necessary information when required, it may delay or otherwise negatively affect our or the Subscription Agent's ability to administer this Rights Offering in accordance with the terms and conditions described in this prospectus supplement.

The tax treatment of the Rights Offering may be treated as a taxable event to you.

        We believe and intend to take the position that the distribution of the Subscription Rights in connection with the Rights Offering generally should not be a taxable event to holders of our Eligible Securities for United States federal income tax purposes. If the Rights Offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Internal Revenue Code (the "Code"), holders of our Eligible Securities may recognize taxable income for United States federal income tax purposes in connection with the receipt of Subscription Rights in the Rights Offering. Holders of our Eligible Securities are urged to consult their tax advisors with respect to the tax consequences of the Rights Offering. Please see section "Material U.S. Federal Income Tax Considerations" beginning on page S-45 for further information.

If this Rights Offering is not fully subscribed, Charles W. Ergen may increase his ownership percentage.

        Charles W. Ergen, our Chairman and controlling shareholder, has informed us that he intends to fully exercise his Subscription Rights. Additionally, pursuant to the Standby Purchase Commitment, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights. As of November 18, 2019, Mr. Ergen beneficially owned 15,908,145 shares of our Class A Common Stock and all 238,435,208 shares of our Class B Common Stock, representing 51.6% of our outstanding Common Stock and approximately 91.0% of the total voting power of DISH Network.

        If Mr. Ergen is the only holder of Subscription Rights who exercises Subscription Rights in this Rights Offering, pursuant to the Standby Purchase Commitment Mr. Ergen's ownership percentage of our outstanding Common Stock would increase to approximately 54.3%, representing approximately 91.1% of the total voting power of DISH Network after giving effect to this Rights Offering and the Standby Purchase Commitment.

        Through voting power, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our stockholders. See "—We are controlled by one principal stockholder who is also our Chairman."

It may be difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders, because of our ownership structure.

        Certain provisions of our articles of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a shareholder may consider favorable. These provisions include the following:

  •
  a capital structure with multiple classes of common stock: a Class A that entitles the holders to one vote per share, a Class B that entitles the holders to ten votes per share and a Class C that entitles the holders to one vote per share, except upon a change in control of our company in which case the holders of Class C are entitled to ten votes per share;

  •
  a provision that authorizes the issuance of "blank check" preferred stock, which could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

  •
  a provision limiting who may call special meetings of shareholders; and

  •
  a provision establishing advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

        As discussed below, Charles W. Ergen, our Chairman, controls approximately 91.0% of the total voting power of our company. Such control by Mr. Ergen may make it impractical for any third party to effect a change in control of our company. In addition, pursuant to our articles of incorporation we have a significant amount of authorized and unissued stock which would allow our Board of Directors to issue shares to persons friendly to current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of us.

We are controlled by one principal stockholder who is also our Chairman.

        Charles W. Ergen, our Chairman, beneficially owns approximately 51.6% of our total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and controls approximately 91.0% of the total voting power. Through his voting power, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our stockholders. As a result, DISH Network is a "controlled company" as defined in the NASDAQ listing rules and is, therefore, not subject to NASDAQ requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iv) director nominees selected, or recommended for the Board's selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Mr. Ergen is also the principal stockholder and Chairman of EchoStar Corporation.

USE OF PROCEEDS

        We expect to receive gross proceeds from the exercise of the Subscription Rights and the Standby Purchase Commitment of approximately $1 billion. We will use the proceeds for general corporate purposes, including investments in our wireless business.

 CAPITALIZATION

        The following table describes our cash and cash equivalents and capitalization as of September 30, 2019 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of all 29,834,992 shares of Class A Common Stock offered in this Rights Offering at a price of $33.52 per whole share of Class A Common Stock with aggregate gross proceeds of approximately $1 billion and before deducting the estimated offering expenses. The amounts set forth below have been rounded for presentation purposes and, as a result, total amounts may not represent arithmetical sums of components.

	As of September 30, 2019
	Actual	As Adjusted
	(Unaudited) ($ in millions)
Cash, cash equivalents and marketable investment securities	$1,594	$2,594
Total liabilities	21,074	21,074
Redeemable non-controlling interests	528	528
Stockholders' equity (deficit):
Class A Common Stock, $0.01 par value	3	3
Class B Common Stock, $0.01 par value	2	2
Additional paid-in capital	3,942	4,942
Accumulated earnings (deficit)	6,223	6,223

Total DISH stockholders' equity (deficit)	10,170	11,170

Non-controlling interests	(1)	(1)

Total stockholders' equity (deficit)	10,169	11,169

Total liabilities and stockholders' equity (deficit)	$31,771	$32,771

 THE RIGHTS OFFERING

Reasons for the Rights Offering

        We are engaging in this Rights Offering to raise equity capital to be used for general corporate purposes, including investments in our wireless business. In order to raise this capital we have chosen to pursue a Rights Offering in order to, among other reasons, give existing holders of our Eligible Securities the opportunity to participate on a pro rata basis and limit dilution of their ownership interests in the Company.

        Our Board of Directors, including a Pricing Committee of independent directors, considered a number of Our Board of Directors, including a Pricing Committee consisting of independent directors, determined the Subscription Price. The Subscription Price was intended to reflect a market price for our Class A Common Stock and considered, among other things: historical and current trading prices for shares of our Class A Common Stock, including without limitation, the most recent trading prices for our Class A Common Stock; our historical pricing practices with respect to the issuance of securities, including without limitation, option granting practices; and the price and desire to provide an opportunity to holders of our Eligible Securities to participate in the Rights Offering on a pro rata basis. The $33.52 per share of Class A Common Stock Subscription Price was established on November 6, 2019, the day prior to our public announcement of the Rights Offering. The value established at that time may not necessarily be indicative of the value of the Class A Common Stock or the Subscription Rights during the Offering Period. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other criteria that may be used to value securities.

The Subscription Rights

        We are distributing, at no charge, to the record holders of our Eligible Securities as of November 17, 2019, the Record Date, transferable Subscription Rights to purchase up to an aggregate of 29,834,992 new shares of our Class A Common Stock at a price of $33.52 per share, the Subscription Price. The Subscription Rights will be transferable and are expected to trade on NASDAQ on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended). The Subscription Rights will entitle the holders of those Subscription Rights to purchase shares of Class A Common Stock for an aggregate purchase price of up to approximately $1 billion.

        We are commencing distribution of the Subscription Rights on November 22, 2019. Depending on whether you receive materials related to your Eligible Securities electronically or by mail, you may not receive your Subscription Rights immediately on the Distribution Date. If you hold your Eligible Securities through a custodian bank, broker, dealer, or other nominee, the timing of your receipt of your Subscription Rights will be determined by the procedures applied by your custodian bank, broker, dealer, or other nominee holder.

        You will receive one Subscription Right for every 18.475 shares of our Common Stock or Common Stock Equivalents, as applicable, you owned as of the Record Date. Pursuant to the normal practices of NASDAQ, we expect that NASDAQ will set an ex-rights date for shares of our currently outstanding Class A Common Stock (which we anticipate will be on or about November 25, 2019). During the period from the Record Date to the ex-rights date, our Class A Common Stock will trade with the right to receive Subscription Rights (i.e. with "due bills" for the Subscription Rights attached). After the ex-rights date, our Class A Common Stock will trade without the right to receive Subscription Rights (i.e. without "due bills" for the Subscription Rights attached). Subscription Rights will be rounded down to the nearest whole number and, accordingly, no fractional Subscription Rights will be issued in the Rights Offering.

        Each Subscription Right will entitle the holder to purchase at the Subscription Price, at or before the Expiration Date, one share of Class A Common Stock. You are not required to exercise all or any of your Subscription Rights. We have not included an oversubscription offer to purchase additional shares of our Class A Common Stock that may remain unsubscribed as a result of any unexercised Subscription Rights after the expiration of the Rights Offering.

        We will deliver to the holders of record who validly exercise their Subscription Rights and make payment of the Subscription Price in full, certificates representing the shares of Class A Common Stock purchased with their Subscription Rights, or, if you hold your Eligible Securities in book-entry form and validly exercise your Subscription Rights, we will credit your account with such shares of Class A Common Stock, in each case promptly following the expiration of this Rights Offering and taking into account the guaranteed delivery period.

        We intend to keep this Rights Offering open until the Expiration Date, unless extended by us.

Participation by Holders of Convertible Notes

        If you are a holder of record of Convertible Notes as of the Record Date, solely as a result of holding Convertible Notes, you will be granted the opportunity to participate in the Rights Offering at the same time and upon the same terms as holders of our Class A Common Stock without having to convert your Convertible Notes. If you are a holder of Convertible Notes, the number of Subscription Rights that you will receive is based on the number of Common Stock Equivalents that you are deemed to have held on the Record Date. Common Stock Equivalents are calculated as (x) the Conversion Rate (as defined in the indenture relating to your Convertible Notes and set forth below) in effect as of the Record Date multiplied by (y) the principal amount (expressed in thousands) of Convertible Notes that you held on the Record Date. The Conversion Rate in effect on the Record Date in respect of our 3.375% Convertible Notes due 2026 was 15.3429 shares of Class A Common Stock per $1,000 principal amount of 3.375% Convertible Notes due 2026. The Conversion Rate in effect on the Record Date in respect of our 2.375% Convertible Notes due 2024 was 12.1630 shares of Class A Common Stock per $1,000 principal amount of 2.375% Convertible Notes due 2024. You will receive one Subscription Right for every 18.475 Common Stock Equivalents that you are deemed to have held as of the Record Date. The calculation of Common Stock Equivalents is solely for the purpose of allocating Subscription Rights in this Rights Offering. As of the date of this prospectus supplement, the Convertible Notes are not currently entitled to convert into shares of Class A Common Stock.

Expiration of the Rights Offering and Extensions

        You may exercise your Subscription Rights at any time during the Subscription Period, which ends at 5:00 p.m., Eastern Time, on the Expiration Date, unless extended by us.

        Subject to the foregoing, we will extend the duration of this Rights Offering as required by applicable law. We may choose to extend it if we decide that changes in the market price of our Class A Common Stock warrant an extension or if we decide to give holders of Subscription Rights more time to exercise their Subscription Rights in this Rights Offering. If we elect to extend the expiration of this Rights Offering, we will issue a press release announcing such extension as soon as practicable, but any event no later than 9:00 a.m., Eastern Time, on the next business day following the Board of Directors' decision to extend the Expiration Date.

        If you do not exercise your Subscription Rights at or before the Expiration Date, your unexercised Subscription Rights will be null and void and will have no value. We will not be obligated to honor your exercise of Subscription Rights if the Subscription Agent receives the documents and payment of the Subscription Price relating to your exercise after this Rights Offering expires, regardless of when you transmitted the documents.

Conditions, Amendment, Withdrawal and Termination

        There is no minimum subscription requirement or other condition precedent to the completion of the Rights Offering. Notwithstanding the foregoing, we reserve the right to amend, withdraw or terminate the Rights Offering at any time for any reason. If this Rights Offering is terminated, all Subscription Rights will expire without value, and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of Subscription Rights. All monies received by the Subscription Agent in connection with this Rights Offering will be held by the Subscription Agent, on our behalf, in a segregated account pending completion of this Rights Offering. We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Subscription Right and will have no obligation to settle such Subscription Right unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Subscription Right is then effective and a current prospectus relating to those shares of Class A Common Stock is available.

No Fractional Subscription Rights or Shares of Class A Common Stock

        Subscription Rights will be rounded down to the nearest whole number. If you are entitled to receive a fraction of a Subscription Right, we will round down the number of Subscription Rights to which you are entitled to the nearest whole number. Accordingly, if you hold fewer than 18.475 shares of our Common Stock, or Common Stock Equivalents, as applicable, you will not receive any Subscription Rights in connection with this Rights Offering.

        Subscription Rights may only be exercised in aggregate for whole numbers of shares of our Class A Common Stock; no fractional shares of Class A Common Stock or cash in lieu of fractional shares of Class A Common Stock will be issued in this Rights Offering. In the unlikely event that, because of the rounding of fractional Subscription Rights, this Rights Offering would have been subscribed in an amount in excess of 29,834,992 shares of Class A Common Stock, all holders' shares of Class A Common Stock issued in this Rights Offering will be reduced in an equitable manner. Any excess subscription funds will be returned to you by mail, without interest or deduction, promptly after completion of this Rights Offering.

Regulatory Limitations

        We will not offer or sell, or solicit any purchase of, shares of Class A Common Stock in any state or other jurisdiction in which this Rights Offering is not permitted. We reserve the right to delay the commencement of this Rights Offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to offer shares of Class A Common Stock to residents of any state or other jurisdiction whose laws would require a change in this Rights Offering in order to carry out this Rights Offering in such state or jurisdiction.

        All Subscription Rights issued to a holder of our Eligible Securities of record who would, in our opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of Subscription Rights or the ownership of additional shares of our Class A Common Stock are null and void and may not be held or exercised by any such holder if, at such time, if applicable, such holder has not obtained such clearance or approval.

Method of Subscription—Exercise of Subscription Rights

        Your Subscription Rights will not be considered exercised unless the Subscription Agent receives from you, your custodian bank, broker, dealer, or other nominee, as the case may be, all of the required documents and your full Subscription Price payment at or before 5:00 p.m., Eastern Time, on the Expiration Date (as it may be extended).

        The method of exercising your Subscription Rights will depend on whether you are a registered holder or a beneficial owner of our Eligible Securities. You are a registered holder if your Eligible Securities are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. You are a beneficial owner if your Eligible Securities are held in an account at a custodian bank, broker, dealer, or other nominee (also referred to as holding securities "in street name").

        Registered Holders.    If you are a registered holder of our Eligible Securities, you may exercise your Subscription Rights by delivering the following to the Subscription Agent, either electronically or by first class mail or overnight courier in accordance with the instructions in your Rights Certificate, at or before 5:00 p.m., Eastern Time, on December 9, 2019, the Expiration Date, unless we extend this Rights Offering in our sole discretion:

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  your properly completed and executed Rights Certificate with any required signature guarantees or other supplemental documentation;

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  your properly completed and executed notice of guaranteed delivery (if applicable); and

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  your full Subscription Price payment for each share of Class A Common Stock subscribed for under your Subscription Rights.

        Beneficial Owners.    If you are a beneficial owner of our Eligible Securities whose Eligible Securities are registered in the name of a custodian bank, broker, dealer, or other nominee, you should instruct your custodian bank, broker, dealer, or other nominee to exercise your Subscription Rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on the Expiration Date (as it may be extended).

        See below including "—Procedures for DTC Participants," for additional information regarding subscription by DTC participants and Eligible Security holders who hold their shares in "street name" with DTC participants.

Method of Payment

        Registered Holders.    If you are a registered holder of our Eligible Securities, your payment of the Subscription Price must be made in United States dollars for the full number of shares of Class A Common Stock for which you are subscribing by personal check drawn upon a United States bank payable to the Subscription Agent, or by wire transfer of immediately available funds directly to the account maintained by the Subscription Agent, in accordance with the instructions contained in your Rights Certificate as set forth below in "—Delivery of Subscription Materials and Payment."

        If you send a payment that is insufficient to purchase the number of shares of Class A Common Stock you requested, or if the number of shares of Class A Common Stock you requested is not specified in the Rights Certificate, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of payment received. If the payment exceeds the Subscription Price for the exercise of the Subscription Rights (to the extent specified by you), the excess will be refunded. You will not receive interest on any payments refunded to you under this Rights Offering.

        The Subscription Agent will accept payment only by personal check or wire transfer of immediately available funds.

        Beneficial Owners.    If you are a beneficial owner of our Eligible Securities whose Eligible Securities are registered in the name of a custodian bank, broker, dealer, or other nominee, then you should send your payment to that registered holder in accordance with the instructions you receive from that registered holder.

Receipt of Payment

        Your payment will be considered received by the Subscription Agent only upon:

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  receipt by the Subscription Agent of any personal check drawn upon a United States bank payable to the Subscription Agent; or

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  receipt by the Subscription Agent of payment made by wire transfer of immediately available funds directly to the account maintained by the Subscription Agent.

Delivery of Subscription Materials and Payment

        Registered Holders.    If you are a registered holder of our Eligible Securities, you should deliver your Rights Certificate, notice of guaranteed delivery (if applicable), and subscription payments to the Subscription Agent, either electronically or by first class mail or overnight courier, in accordance with the instructions contained in your Rights Certificate.

        Your payment of the Subscription Price must be made in United States dollars for the full number of shares of Class A Common Stock for which you are subscribing by personal check drawn upon a United States bank payable to the Subscription Agent, or by wire transfer of immediately available funds directly to the account maintained by the Subscription Agent, in accordance with the instructions contained in your Rights Certificate.

        Your payment of the Subscription Price must be made in accordance with the requirements set forth above in "Method of Payment."

        Beneficial Owners.    If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, then you should send the form entitled "Beneficial Holder Election Form" (or such other documents required by your custodian bank, broker, dealer, or other nominee) and payment to that registered holder in accordance with the instructions you receive from that registered holder.

Guaranteed Delivery Procedures

        If you are a registered holder of our Eligible Securities and you wish to exercise Subscription Rights, but choose not to exercise your Subscription Rights electronically (as permitted by and in accordance with the instructions contained in your Rights Certificate) and do not have sufficient time to deliver the Rights Certificate evidencing your Subscription Rights to the Subscription Agent before the expiration of the Subscription Period, you may exercise your Subscription Rights by the following guaranteed delivery procedures:

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  deliver to the Subscription Agent before the expiration of the Subscription Period the payment for each share of Class A Common Stock you elected to purchase pursuant to the exercise of Subscription Rights in the manner set forth above under "—Method of Subscription—Exercise of Subscription Rights;"

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  deliver to the Subscription Agent before the expiration of the Subscription Period the form entitled "Notice of Guaranteed Delivery"; and

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  deliver the properly completed Rights Certificate evidencing your Subscription Rights being exercised and the form entitled "Nominee Holder Certification," if applicable, with any required signatures guaranteed, to the Subscription Agent within two (2) business days following the date you submit your Notice of Guaranteed Delivery.

        Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions for Use of DISH Network Corporation Rights Certificate," which will be distributed to you with your Rights Certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

        In your Notice of Guaranteed Delivery, you must provide:

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  your name;

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  the number of Subscription Rights represented by your Rights Certificate and the number of shares of our Class A Common Stock for which you are subscribing under your Subscription Rights; and

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  your guarantee that you will deliver to the Subscription Agent a Rights Certificate evidencing the Subscription Rights you are exercising within two (2) business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

        You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the manner set forth in the form of Notice of Guaranteed Delivery.

        The Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the Information Agent at (877) 278-4751 to request additional copies of the form of Notice of Guaranteed Delivery.

        If you are a beneficial owner of our Eligible Securities and you wish to exercise Subscription Rights, but you do not have sufficient time to exercise your Subscription Rights before the expiration of the Subscription Period, please contact the custodian bank, broker, dealer, or other nominee who is the registered holder of your Eligible Securities.

Calculation of Subscription Rights Exercised

        If you do not indicate the number of Subscription Rights being exercised, or if you do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Right with respect to the maximum number of Subscription Rights that may be exercised with the aggregate Subscription Price payment you delivered to the Subscription Agent. If we do not apply your full Subscription Price payment to your purchase of shares of our Class A Common Stock, we or the Subscription Agent will return the excess amount to you by mail, without interest or deduction, after all allocations and adjustments have been completed promptly after the expiration of this Rights Offering.

Your Funds Will Be Held by the Subscription Agent Until Shares of Our Class A Common Stock are Issued

        The Subscription Agent will hold your payment of the Subscription Price in a segregated account with other payments received from other holders of Subscription Rights until we issue your shares of Class A Common Stock upon completion of this Rights Offering, and after all adjustments have been completed and upon payment of the Subscription Price for such shares.

Notice to Custodian Banks, Brokers, Dealers, and other Nominees

        If you are a custodian bank, broker, dealer, or other nominee for securities who holds our Eligible Securities for the account of others on November 17, 2019, the Record Date, you should notify the respective beneficial owners of such Eligible Securities of this Rights Offering as soon as possible to find out their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owner with respect to their Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If you hold our Eligible Securities for the account(s) of more than one beneficial owner, you may exercise the number of Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct registered holders of our Eligible Securities on the Record Date, provided that you, as a nominee registered holder, make a proper showing to the Subscription Agent by submitting the form entitled "Nominee Holder Certification" that was provided to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

        If you are a beneficial owner of our Eligible Securities or will receive your Subscription Rights through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer, or other nominee to notify you of this Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer, or other nominee act for you. If you hold our Eligible Securities directly and would prefer to have your custodian bank, broker, dealer, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your Subscription Rights, you should complete and return to your custodian bank, broker, dealer, or other nominee the form entitled "Beneficial Holder Election Form" (or such other documents required by your custodian bank, broker, dealer, or other nominee). You should receive this form (or other required documents) from your custodian bank, broker, dealer, or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer, or other nominee if you do not receive this form (or other required documents), but you believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the form (or other required documents) from your custodian bank, broker, dealer, or other nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Rights Certificate

        If you are a registered holder of our Eligible Securities, you should read and follow the instructions accompanying the Rights Certificate carefully.

        You are responsible for the method of delivery of your Rights Certificates with your Subscription Price payment to the Subscription Agent. If you send your Rights Certificates and Subscription Price payment by mail rather than electronically, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the time this Rights Offering expires. You must pay, or arrange for payment, by means of a personal check or wire transfer of immediately available funds. Any other form of payment will not be accepted.

Determinations Regarding the Exercise of Your Subscription Rights

        We will decide, in our sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your Subscription Rights. Any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your Subscription Rights because of any defect or irregularity. We will not accept any exercise of Subscription Rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

        Neither we, the Subscription Agent, nor the Information Agent will be under any duty to notify you of any defect or irregularity in connection with your submission of Rights Certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of Subscription Rights if we determine that your exercise is not in accordance with the terms of this Rights Offering or in proper form. We will also not accept the exercise of your Subscription

Rights if our issuance of shares of our Class A Common Stock to you could be deemed unlawful under applicable law.

Material U.S. Federal Income Tax Consequences to U.S. Persons

        We believe and intend to take the position that the Subscription Rights issued pursuant to the Rights Offering are not part of a "disproportionate distribution," within the meaning of the Code and therefore, should not be recognized as taxable income for U.S. federal income tax purposes. You should consult your tax advisor as to the particular consequences to you of this Rights Offering. For a detailed discussion, see the section of this prospectus supplement entitled "Material U.S. Federal Income Tax Considerations."

Questions About Exercising Subscription Rights

        If you have any questions or require assistance regarding the method of exercising your Subscription Rights or requests for additional copies of this document or the "Instructions for Use of DISH Network Corporation Subscription Rights Certificates," you should contact the Information Agent at the address and telephone number set forth under "Questions and Answers Relating to the Rights Offering" included elsewhere in this prospectus supplement.

Subscription Agent and Information Agent

        We have appointed Computershare Trust Company, N.A. to act as Subscription Agent and Georgeson LLC to act as Information Agent for this Rights Offering. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of Class A Common Stock or for additional copies of this prospectus supplement and accompanying prospectus to the Information Agent.

Expenses

        We will pay all fees charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes, or other expenses incurred in connection with the exercise, transfer or sale of the Subscription Rights. Neither we nor the Subscription Agent will pay such expenses.

No Revocation or Change

        All exercises of Subscription Rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase the shares of Class A Common Stock at the Subscription Price of $33.52 per share. Subscription Rights that are not exercised at or before the Expiration Date will expire and will have no value.

Procedures for DTC Participants

        We expect that the exercise of your Subscription Rights may be made through the facilities of DTC. If your Subscription Rights are held of record through DTC or you are holder of Eligible Securities holding your Eligible Securities in "street name" with DTC participants, you may exercise your Subscription Rights by instructing your custodian bank, broker, dealer, or other nominee to transfer your Subscription Rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights you are exercising and the number of shares of our Class A Common Stock you are subscribing for under your Subscription Rights and your Subscription Price payment for each share of our Class A Common Stock that you subscribed for pursuant to your Subscription Rights.

Subscription Price

        The Subscription Price is $33.52 per whole share of Class A Common Stock. For more information with respect to how the Subscription Price was determined, see "—Reasons for the Rights Offering" and "Questions and Answers Relating to the Rights Offering—How was the Subscription Price of $33.52 per share of Class A Common Stock determined?" included elsewhere in this prospectus supplement.

Foreign Holders of Our Eligible Securities

        Rights Certificates will not be mailed to foreign registered holders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The Subscription Rights of foreign registered holders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Subscription Rights. Any questions related to such instructions or the method for foreign registered holders to exercise their Subscription Rights should be directed to the Information Agent. We will determine whether the Rights Offering may be made to any such Record Date foreign holder. The Rights Offering will not be made in any jurisdiction where it would be unlawful to do so. If instructions have not been received by 5:00 p.m., Eastern Time, on December 4, 2019, three (3) business days prior to the Expiration Date (as it may be extended), the Subscription Rights will not be exercisable by such foreign registered holders, and any proceeds received by such foreign registered holders related to such Subscription Rights will be refunded to such foreign registered holders, without interest. If you are a beneficial owner of Eligible Securities having an address outside the United States, please promptly contact the registered holder of your Eligible Securities.

Subscription Rights Will Trade Publicly

        The Subscription Rights will be transferable and are expected to trade until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended). We expect that the Subscription Rights will trade on NASDAQ on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on the Expiration Date. Holders of Subscription Rights are encouraged to contact their custodian bank, broker, dealer, or other nominee for more information about trading of the Subscription Rights.

Transfers and Sales of Subscription Rights

        Registered Holders.    If you do not wish to exercise your Subscription Rights, you may instruct the Transfer Agent to sell or transfer all or a portion of your Subscription Rights. The Subscription Rights evidenced by a Rights Certificate may be transferred (1) in whole, by endorsing the Rights Certificate for transfer in accordance with the accompanying instructions or (2) in part, by delivering to the Subscription Agent a Rights Certificate properly endorsed for transfer, with instructions to register such portion of the Subscription Rights evidenced thereby in the name of the transferee and to issue a new Rights Certificate to the transferee evidencing such transferred Subscription Rights. In such event, a new Rights Certificate evidencing the balance of the Subscription Rights, if any, will be issued to the holder of the Subscription Rights or, if the holder so instructs, to an additional transferee. The signature on the Rights Certificate must correspond to the name as written upon the face of the Rights Certificate, without any alteration or change. A holder of a Rights Certificate and their transferee may also submit a simultaneous instruction to the Subscription Agent to transfer the holder's Subscription Rights and to exercise such transferred Subscription Rights on behalf of the transferee by following the instructions in the Rights Certificate. In this case, a new Rights Certificate will not be issued to the transferee.

        The Subscription Rights will be transferable and are expected to trade on NASDAQ on a "when-issued" basis under the symbol "DISHV" beginning on November 22, 2019, and on a "regular way" basis under the symbol "DISHR" beginning on November 25, 2019, until the close of trading on NASDAQ on December 9, 2019, the Expiration Date (as it may be extended). The Subscription Agent must receive simultaneously submitted transfer and exercise instructions by 5:00 p.m., Eastern Time, on the Expiration Date. Holders of Subscription Rights wishing to transfer all or a portion of their Subscription Rights without simultaneous exercise of transferred rights by the transferee should allow at least five (5) business days prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Subscription Rights and to the transferor with respect to retained Subscription Rights, if any; and (iii) the Subscription Rights evidenced by such new Rights Certificate to be exercised or sold by the recipients thereof.

        If you wish to sell all or a portion of your Subscription Rights, you may instruct the Subscription Agent to sell all or a portion of your Subscription Rights by following the instructions in your Rights Certificate. The Subscription Agent will only facilitate sales, subdivisions or transfers (without simultaneous exercise) of the physical Subscription Rights until 5:00 p.m., Eastern Time, on December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended). Therefore, if you wish to sell, subdivide or transfer (without simultaneous exercise) your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on December 2, 2019. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or sale prior to December 2, 2019, five (5) business days prior to December 9, 2019, the Expiration Date (as it may be extended).

        Except for the fees charged by the Subscription Agent, which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of Subscription Rights will be for the account of the transferor of the Subscription Rights. None of those commissions, fees or expenses will be paid by us or the Subscription Agent.

        We anticipate that the Subscription Rights will be eligible for transfer through, and that the exercise of the Subscription Right may be effected through, the facilities of DTC.

        Beneficial Owners.    If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, you may transfer or sell your Subscription Rights by contacting the custodian bank, broker, dealer, or other nominee through which you hold your Eligible Securities. Please contact your custodian bank, broker, dealer, or other nominee for specific instructions and deadlines related to the transfer of your Subscription Rights.

Return of Funds

        The Subscription Agent will hold funds received in payment for shares of our Class A Common Stock in a segregated account pending completion of this Rights Offering. The Subscription Agent will hold this money until this Rights Offering is completed or is withdrawn and canceled. If this Rights Offering is withdrawn or canceled for any reason, all subscription payments received by the Subscription Agent will be promptly returned, without interest or deduction.

No Board Recommendation

        An investment in shares of our Class A Common Stock must be made according to each investor's evaluation of his or her own best interests and after considering all of the information herein, including the risks set forth in the section of this prospectus supplement entitled "Risk Factors." Neither we nor our Board of Directors makes any recommendation to holders of Subscription Rights regarding whether they should exercise or sell their Subscription Rights. You should carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Rights Offering.

Standby Purchase Commitment, Purchase Intentions and Interests of Charles W. Ergen

        Charles W. Ergen, our Chairman and controlling shareholder, has informed us that he intends to fully exercise his Subscription Rights. Additionally, pursuant to the Standby Purchase Commitment, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Mr. Ergen has agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by our holders of Eligible Securities pursuant to the exercise of their Subscription Rights. As of November 18, 2019, Mr. Ergen beneficially owned 15,908,145 shares of our Class A Common Stock and all 238,435,208 shares of our Class B Common Stock, representing 51.6% of our outstanding Common Stock and approximately 91.0% of the total voting power of DISH Network.

        If Mr. Ergen is the only holder of Subscription Rights who exercises Subscription Rights in this Rights Offering, pursuant to the Standby Purchase Commitment Mr. Ergen's ownership percentage of our outstanding Common Stock would increase to approximately 54.3%, representing approximately 91.1% of the total voting power of DISH Network after giving effect to this Rights Offering and the Standby Purchase Commitment.

        Through voting power, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our stockholders.

Interests of Our Executive Officers and Directors

        Our executive officers and directors may participate in this offering at the same Subscription Price as all other holders of Eligible Securities, but none of our executive officers and directors are obligated to so participate. Charles W. Ergen, our Chairman, has informed us that he intends to fully exercise his Subscription Rights. However, pursuant to the Standby Purchase Commitment, Mr. Ergen has also committed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Class A Common Stock not subscribed for by holders of our Eligible Securities pursuant to the exercise of their Subscription Rights.

Shares of Common Stock Outstanding After the Rights Offering

        As of November 18, 2019, we had 254,626,165 shares of Class A Common Stock outstanding. Following this Rights Offering and the Standby Purchase Commitment, we anticipate that we will have 284,461,157 shares of Class A Common Stock outstanding. The number of shares of our Class B Common Stock outstanding will not change as a result of the Rights Offering.

Dilutive Effects of the Rights Offering

        If a holder of our Eligible Securities does not exercise any of their Subscription Rights in this Rights Offering, the number of shares of our Class A Common Stock that such holder of our Eligible Securities will own will not change. However, because a total of 29,834,992 shares of our Class A Common Stock will be issued in this Rights Offering or pursuant to the Standby Purchase Commitment, if a holder of our Eligible Securities does not exercise its Subscription Rights in full, its percentage ownership may be diluted as a result of this Rights Offering.

Effect of the Rights Offering on Holders of Stock Options, Restricted Stock Units and Awards

        Holders of options to purchase our Common Stock will not receive Subscription Rights, unless they exercise their options for shares of Common Stock prior to the Record Date. Similarly, holders of restricted stock units and awards with respect to our Common Stock will not receive Subscription Rights, except to the extent their restricted stock units or such other awards are settled (to the extent applicable) for shares of Common Stock prior to the Record Date.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and provisions of our amended and restated articles of incorporation (the "Articles of Incorporation") and amended and restated bylaws (the "Bylaws") are summaries of their material terms and provisions and are qualified in their entirety by the Nevada Revised Statutes ("NRS") and by reference to such complete documents, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus supplement is a part.

Overview

        As of the date of this prospectus supplement, our Articles of Incorporation authorize 3,220,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 800,000,000 shares of Class B common stock, par value $0.01 per share; (iii) 800,000,000 shares of Class C common stock, par value $0.01 per share (as used in this section "Description of Capital Stock" the term "common stock" shall refer to the Class A common stock, Class B common stock and Class C common stock); and (iv) 20,000,000 shares of preferred stock, par value $0.01 per share. As of November 18, 2019, 254,626,165 shares of our Class A common stock and 238,435,208 shares of our Class B common stock were outstanding and there were no outstanding shares of Class C Common Stock or preferred stock.

        Our Class A common stock is publicly traded on NASDAQ under the symbol "DISH."

Common Stock

        Each holder of a share of Class A common stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders. Each holder of a share of Class B common stock is entitled to ten votes for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders. Each holder of a share of Class C common stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders, except that each holder of a share of Class C common stock is entitled to ten votes in the event of a "Change in Control of DISH Network" (as defined below). Except as otherwise required by law or the terms of any outstanding series of preferred stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A common stock, Class B common stock, Class C common stock and preferred stock shall vote together without regard to class.

        Each share of our Class B common stock and Class C common stock is convertible at the option of the holder thereof into one share of our Class A common stock, as adjusted to give effect to any stock split (including a reverse stock split) or stock dividend. Holders of our Class A common stock have no redemption or conversion rights.

        Holders of our common stock do not have preemptive rights. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance. The outstanding shares of our common stock are fully paid and non-assessable.

        Holders of our common stock are not entitled to cumulate their votes in the election of directors. Subject to any preferential rights of holders of preferred stock or restrictions on the payments of dividends imposed under the terms of our indebtedness, holders of common stock shall be entitled to receive their pro rata shares, based upon the number of shares of common stock held by them, of such dividends or other distributions as may be declared by our board of directors from time to time from legally available funds and of any distribution of our assets, after payment of all prior claims, upon our liquidation, dissolution or winding up, whether voluntary or involuntary.

        "Change in Control of DISH Network" means (i) any transaction or series of transactions, the result of which is that the Principals (as defined below) and their Related Parties (as defined below), or an entity controlled by the Principals and their Related Parties, cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total equity interests of DISH Network and to have the voting power to elect at least a majority of the DISH Network Board; or (ii) the first day on which a majority of the members of the DISH Network Board are not continuing directors.

        "Principals" means Charles W. Ergen, James DeFranco, and David K. Moskowitz.

        "Related Parties" means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

Preferred Stock

        Our Articles of Incorporation authorize our board of directors, without any further stockholder action or approval, to provide for the issuance of DISH Network preferred stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series.

Corporate Governance

        Structure of Board of Directors; Term of Directors; Election of Directors.    Our Bylaws provide that directors shall be elected at the annual meeting of stockholders or some adjournment thereof. A director holds office until the next succeeding annual meeting of stockholders or until his successor has been elected and qualified or until his earlier resignation or removal.

        Removal of Directors.    Our Bylaws provide that the stockholders may, at a meeting called for the express purpose of removing directors, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, remove our entire board of directors or any lesser number, with or without cause.

        Quorum.    The NRS provide that a quorum for a stockholder meeting consists of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters. Neither our Articles of Incorporation nor our Bylaws make any modifications to the NRS provisions. Our Bylaws provide that two or more classes or series of stock will be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting, and that, in the absence of a quorum of the holders of a majority of the voting power of any class of stock entitled to vote on a matter, the holders of a majority of the voting power of such class may adjourn the meeting of such class.

        Special Meeting of Stockholders.    The NRS provide that, unless otherwise provided in the articles of incorporation or bylaws, special meetings of the stockholders may be called by the entire board of directors, any two directors or the president. Our Bylaws modify the NRS provisions by providing that special meetings of the stockholders may be called by the Chairman of the DISH Network board of directors, the Chief Executive Officer, the DISH Network board of directors or holders of not less than one-third of the voting power of DISH Network.

Exclusive Forum

        Our Articles of Incorporation provide that unless we otherwise consent in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada) will be the sole and exclusive forum for any action or proceeding brought in the name or right of DISH Network or on our behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DISH Network to us or our stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws, any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws or any action asserting a claim governed by the internal affairs doctrine.

Combinations Statute

        The provisions described below, in addition to the controlling voting ownership held by our Chairman and principal shareholder, may make DISH Network a less attractive acquisition candidate which may result in shareholders receiving less for their shares than might otherwise be the case.

        Sections 78.411 through 78.444 of the NRS (the "Nevada Combinations Statute") generally prohibit "combinations" including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an "interested stockholder"), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

        Two years after the date the person first became an interested stockholder, the Nevada Combinations Statute prohibits any combination with that interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder. The Nevada Combinations Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

        DISH Network has not opted out of the protections of the Nevada Combinations Statute. As a result, the provisions apply to DISH Network.

Limitations on Liability and Indemnification of Officers and Directors

        Limitation on Director Liability.    The NRS provide that, unless certain provisions of the NRS or articles of incorporation or an amendment thereto filed on or after October 1, 2003 otherwise provide for greater individual liability, a director is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director unless: (a) the trier of fact determines that the presumption that directors, in deciding upon matters of business, act in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) it is proven that (1) the director's act or failure to act constituted a breach of his or her fiduciary duties as a director and (2) such breach involved intentional misconduct, fraud or a knowing violation of law.

        Our Articles of Incorporation provide that, to the fullest extent permitted by the NRS, a director of DISH Network shall not be liable to DISH Network or its shareholders for monetary damages for breach of fiduciary duty as a director.

        Indemnification of Officers and Directors.    Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation (a "derivative action"), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable as described in "—Limitation on Director Liability" above and (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

        In the case of derivative actions, no indemnification may be made for any claim, issue or matter as to which such a person, after exhaustion of all appeals, has been found liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines otherwise in light of all the circumstances.

        The NRS further provide that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (including a derivative action), or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        The NRS further provide that any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Determinations as to the payment of indemnification are made by a majority of the board of directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

        Neither our Articles of Incorporation nor our Bylaws make any modifications to the NRS provisions.

Provisions of Our Articles of Incorporation Relating to Related-Party Transactions and Corporate Opportunities

        Our Articles of Incorporation contain provisions, to the fullest extent permitted by law, regulating and defining the conduct of certain of our business and affairs as they may involve EchoStar and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and employees in connection with our relationship with EchoStar and in connection with any of our potential business opportunities. In general, these provisions recognize that we and EchoStar may engage and are expected to continue to engage in the same, similar or related lines of business and other business activities that overlap or compete with each other, have an interest in the same areas of business opportunities and will continue to have contractual and business relations with each other, including officers and directors or both of EchoStar serving as our officers or directors or both. The Articles of Incorporation provide that any person purchasing or otherwise acquiring any shares of our capital stock, or any interest therein, shall be deemed to have notice of, and to have consented to, the provisions of Article VIII thereof, including the provisions described below.

        We or our subsidiaries may from time to time enter into and perform contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with EchoStar or its subsidiaries pursuant to which we agree to compete, or to refrain from competing or to limit or restrict competition, with each other, including allocating opportunities between, or to refer opportunities to, each other. To the fullest extent permitted by law, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by us, EchoStar or any subsidiary of either, shall be considered contrary to any fiduciary duty owed to us, any subsidiary, or any of our stockholders by any of our directors or officers who is also a director, officer or employee of EchoStar, or any of its subsidiaries. To the fullest extent permitted by law, none of our or our subsidiaries' directors or officers who is also a director, officer or employee of EchoStar or its subsidiaries has or is under any fiduciary duty to us or our stockholders (or our subsidiaries or their stockholders) to refrain from acting on behalf of us or EchoStar, or any of their respective subsidiaries in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of us or any subsidiary who is also a director, officer or employee of EchoStar or any subsidiary thereof shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and shall be deemed (i) not to have breached his or her duties of loyalty to us or our stockholders, and (ii) not to have derived an improper personal benefit therefrom.

        The foregoing provisions in our Articles of Incorporation will expire on the date that no person who is a director or officer of us is also a director or officer of EchoStar.

        Our Articles of Incorporation also contain provisions regarding potential business opportunities generally. If one of our directors or officers is offered or learns of a potential transaction or matter that may be a business opportunity for us or any of our subsidiaries, such director or officer shall, to the fullest extent permitted by law, have no duty or obligation to, or any liability for any failure to, refer or give notice of such opportunity to us or any of our subsidiaries or refrain from referring such opportunity to any other person, unless all of the following conditions are satisfied: (A) we have expressed an interest in such business opportunity as evidenced by resolutions appearing in the minutes of our board of directors; (B) such potential business opportunity was expressly offered to such director or officer solely in his or her capacity as a director or officer of us or one of our subsidiaries; and (C) such opportunity relates to a line of business in which we, or any of our subsidiaries, are then directly engaged. In the event that those conditions are satisfied with respect to a particular potential business opportunity, then it shall be offered first to us. If we decline to pursue such business opportunity, then our directors, officers and other members of management shall be free to engage in such business opportunity. The right of any of our directors, officers or members of management to continue a business existing prior to the time we designate an interest in such area is not limited.

        Finally, we renounce, in our Articles of Incorporation, to the fullest extent permitted by law, any interest in a potential transaction or business opportunity that (1) we or our subsidiaries are not financially able, contractually permitted or legally able to undertake, or (2) is, from its nature, not in our line of business or that of our subsidiaries, is of no practical advantage to us or our subsidiaries or is one in which we or our subsidiaries would have no interest or reasonable expectancy, and no such potential transaction or business opportunity shall constitute a corporate opportunity belonging to us or our subsidiaries.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes certain material U.S. federal income tax consequences of the receipt, exercise (or expiration) and sale of the Subscription Rights to U.S. holders (as defined below) of Eligible Securities. This summary is based upon the Code, applicable Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurances can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary does not purport to be a complete analysis of all potential tax effects of the receipt, exercise (or expiration) or sale of the Subscription Rights. For example, it does not consider the effect of any applicable state, local, non-U.S., estate or gift or any other non-income tax laws or tax treaties. In addition, the discussion below does not address the tax consequences of owning or disposing of Class A Common Stock that is acquired upon the exercise of the Subscription Rights.

        This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, holders other than U.S. holders (as defined below), partnerships or other pass-through entities or partners or other owners of such entities, banks or other financial institutions, entities that are generally exempt from tax under the Code, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, U.S. beneficiaries or owners of foreign trusts or estates, real estate investment trusts, dealers in securities or currencies, brokers, traders, including traders in securities that have elected to use the mark-to-market method of accounting, members of an "affiliated group" (within the meaning of the Code) that includes the Company, persons holding Subscription Rights or Eligible Securities as part of an integrated transaction, including a "straddle," "hedge," "constructive sale" or "conversion transaction" (all as such terms are defined under the Code), persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

        This summary applies only to a U.S. holder (as defined below) that holds Subscription Rights as "capital assets" for U.S. federal income tax purposes. This discussion does not address U.S. holders (as defined below) who beneficially hold our shares through either a "foreign financial institution" (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

        The discussion that follows neither binds the IRS nor precludes it from adopting a position contrary to that expressed in this prospectus supplement, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position were litigated. We have not sought, nor will we seek, a ruling from the IRS regarding the federal income tax consequences of the Rights Offering.

        A "U.S. holder" is a beneficial owner of Subscription Rights that is also one of the following for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the U.S.;

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  A corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

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  An estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  A trust (a) if a court within the U.S. can exercise primary supervision over its administration and one or more "United States persons" (within the meaning of the Code) are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a "United States person," within the meaning of the Code.

Receipt of Subscription Rights

        The federal income tax consequences of the Rights Offering will depend on whether the Rights Offering is considered part of a "disproportionate distribution" within the meaning of the Code. A "disproportionate distribution" is a distribution (or a series of distributions), including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation's assets or earnings and profits. For purposes of the above, "stockholder" includes holders of the Convertible Notes. We believe and intend to take the position, and the following discussion assumes (unless explicitly stated otherwise), that the issuance of the Subscription Rights are not part of a "disproportionate distribution" within the meaning of the Code, and you should therefore not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the Subscription Rights. The disproportionate distribution rules are complicated, however, and their application is uncertain. Accordingly, it is possible that the IRS could challenge our position. For a summary of the U.S. federal income tax consequences to a U.S. holder if the Rights Offering is treated as part of a "disproportionate distribution," within the meaning of the Code, see the discussion below under "Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution."

        EACH HOLDER OF OUR ELIGIBLE SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES IF THE RIGHTS OFFERING WERE TAXABLE AS A "DISPROPORTIONATE DISTRIBUTION," WITHIN THE MEANING OF THE CODE.

Tax Basis in the Subscription Rights

        In the case of Subscription Rights received in respect of a class of Common Stock, if the fair market value (determined on the Distribution Date) of the Subscription Rights a U.S. holder receives in respect of such class is less than 15% of the aggregate fair market value of the shares of such class that are held by the U.S. holder on the Distribution Date, the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless the U.S. holder makes an irrevocable election to allocate its basis in such shares between the shares and the Subscription Rights in proportion to their relative fair market values on the Distribution Date. This election must be made on a statement included with the U.S. holder's tax return for the taxable year in which the U.S. holder receives the Subscription Rights.

        However, if the fair market value of the Subscription Rights (determined on the Distribution Date) a U.S. holder receives in respect of a class of Common Stock is 15% or more of the fair market value of the shares of such class that are held by the U.S. holder on the Distribution Date, then such U.S. holder must allocate its basis in such shares between the shares and the Subscription Rights in proportion to their relative fair market values on the Distribution Date. The fair market value of the Subscription Rights on the Distribution Date is uncertain and we do not intend to obtain an appraisal of the fair market value of the Subscription Rights on that date. Therefore, U.S. holders should consult their own tax advisors to determine the proper allocation of basis between the Subscription Rights and the Common Stock with respect to which the Subscription Rights are received. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including the Distribution Date, the length of the period during which the Subscription Rights may be exercised, the fact that the Subscription Rights are transferable, and the price at which the Subscription Rights trade, if they trade at all.

        A U.S. holder's holding period in the Subscription Rights will include the U.S. holder's holding period in the Common Stock with respect to which the Subscription Rights were distributed.

        It is unclear how a U.S. holder of a Convertible Note should allocate its basis and determine its holding period under the rules discussed above. U.S. holders of Convertible Notes should consult their tax advisors to determine the proper allocation of basis between Convertible Notes and Subscription Rights and their holding period in the Subscription Rights.

Exercise of Subscription Rights

        A U.S. holder will generally not recognize gain or loss on the exercise of a Subscription Right, and the tax basis of Class A Common Stock acquired through the exercise of the Subscription Right will equal the sum of the Subscription Price for the shares and a U.S. holder's adjusted tax basis in the Subscription Right, if any. The holding period of a share of such Class A Common Stock will begin on the date that we issue the Class A Common Stock in respect of the Subscription Right. If a U.S. holder exercises the Subscription Rights and sells other shares of Class A Common Stock (i.e., shares of Class A Common Stock other than the shares acquired upon exercise of the Subscription Rights) within the 61-day period beginning 30 days before the exercise date and ending 30 days after the exercise date, the "wash sale" rules may disallow the recognition of any loss upon the sale of the Class A Common Stock.

Expiration of Subscription Rights

        If a U.S. holder's Subscription Rights expire, a U.S. holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon expiration of the Subscription Rights. If a U.S. holder has tax basis in the expired Subscription Rights, such tax basis should be re-allocated to the tax basis of the Eligible Securities with respect to which the Subscription Rights were received. If the Subscription Rights expire after a U.S. holder has disposed of the Eligible Securities with respect to which the Subscription Rights are received, such U.S. holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the Subscription Rights.

Sale or Other Disposition of Subscription Rights

        If a U.S. holder sells or otherwise disposes of Subscription Rights prior to the Expiration Date, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property a U.S. holder receives and such U.S. holder's tax basis, if any, in such Subscription Rights. Any capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the Subscription Rights exceeds one year at the time of disposition. Please see above under "Tax Basis in the Subscription Rights," for a discussion regarding the determination of a U.S. holder's holding period in its Subscription Rights. Long-term capital gain of a non-corporate U.S. holder is generally taxed at reduced rates. The deductibility of capital losses is subject to limitations under the Code.

Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution

        If the Rights Offering is part of a "disproportionate distribution," within the meaning of the Code, the distribution of Subscription Rights will be taxable to a U.S. holder as a dividend to the extent that the fair market value of the Subscription Rights a U.S. holder receives is allocable to our current or accumulated earnings and profits, if any. Any distributions in excess of our current and accumulated earnings and profits, if any, will be treated as a tax-free return of basis, and any further distributions in excess of a U.S. holder's tax basis in its Eligible Securities will be treated as gain from the sale or exchange of the Eligible Securities.

Information Reporting and Backup Withholding

        Payments made to U.S. holders of proceeds from the sale of Subscription Rights may be subject to information reporting and/or backup withholding. Backup withholding may apply under certain circumstances if a U.S. holder (1) fails to furnish his or her social security or its taxpayer identification number ("TIN"); (2) furnishes an incorrect TIN; (3) fails to report interest or dividends properly; or (4) fails to provide an executed IRS Form W-9, signed under penalty of perjury, or an appropriate substitute form. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle a U.S. holder to a refund with respect to) such U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

        THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, PROSPECTIVE U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX AND TAX TREATY CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES APPLICABLE TO THE HOLDER'S PARTICULAR TAX SITUATION

PLAN OF DISTRIBUTION

        On November 22, 2019, the Distribution Date, we will commence distribution of the Subscription Rights, Rights Certificates (in respect of registered holders of our Eligible Securities), and copies of this prospectus supplement and accompanying prospectus to individuals who owned our Eligible Securities as of the Record Date. Depending on whether you receive materials related to your Eligible Securities electronically or by mail, you may not receive your Subscription Rights immediately on the Distribution Date. If you hold your Eligible Securities through a custodian bank, broker, dealer, or other nominee, the timing of your receipt of your Subscription Rights will be determined by the procedures applied by your custodian bank, broker, dealer, or other nominee holder.

        Pursuant to the normal practices of NASDAQ, we expect that NASDAQ will set an ex-rights date for shares of our currently outstanding Class A Common Stock (which we anticipate will be on or about November 25, 2019). During the period from the Record Date to the ex-rights date, our Class A Common Stock will trade with the right to receive Subscription Rights (i.e. with "due bills" for the Subscription Rights attached). After the ex-rights date, our Class A Common Stock will trade without the right to receive Subscription Rights (i.e. without "due bills" for the Subscription Rights attached).

        If you are a registered holder of our Eligible Securities and you wish to exercise your Subscription Rights, you should complete the Rights Certificate and return it to the Subscription Agent, either electronically or by first class mail or overnight courier, in accordance with the instructions contained in your Rights Certificate. Your payment of the Subscription Price must be made in United States dollars for the full number of shares of Class A Common Stock for which you are subscribing by personal check drawn upon a United States bank payable to the Subscription Agent, or by wire transfer of immediately available funds directly to the account maintained by the Subscription Agent, in accordance with the instructions contained in your Rights Certificate.

        If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, then you should send the form entitled "Beneficial Holder Election Form" (or such other documents required by your custodian bank, broker, dealer, or other nominee) and payment to that registered holder in accordance with the instructions you receive from that registered holder.

        If you have any questions, you should contact the Information Agent, Georgeson LLC, at (877) 278-4751.

        We have not employed any brokers, dealers, or underwriters in connection with the solicitation of exercise of Subscription Rights, and, except as described herein, no other commissions, fees, or discounts will be paid in connection with this Rights Offering.

        Computershare Trust Company, N.A. is acting as the Subscription Agent and Georgeson LLC is acting as the Information Agent for this Rights Offering. We will pay all customary fees and expenses of the Subscription Agent and Information Agent related to this Rights Offering and have also agreed to indemnify the Subscription Agent and Information Agent from liabilities that they may incur in connection with this Rights Offering.

LEGAL MATTERS

        The validity of the Subscription Rights and the shares of Class A Common Stock issuable upon exercise of the Subscription Rights will be passed upon for DISH Network by Timothy A. Messner, Executive Vice President and General Counsel of DISH Network. As of November 18, 2019, Mr. Messner held 54,319 shares of Class A Common Stock (which includes the right to acquire 52,600 additional shares of Class A Common Stock within 60 days), or less than one percent.

EXPERTS

        The consolidated financial statements of DISH Network and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The report of KPMG LLP covering the December 31, 2018 consolidated financial statements refers to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended, effective January 1, 2018, and also references that the 2016 consolidated financial statements have been retrospectively revised for the effects of consolidating entities acquired under common control.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 13, 2019 (the "2018 Annual Report");

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2019;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 3, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on July 29, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 filed with the SEC on November 7, 2019 (the "2019 Third Quarter Report");

  •
  our Current Reports on Form 8-K filed with the SEC on March 11, 2019, May 1, 2019, May 20, 2019, July 2, 2019, July 26, 2019, September 10, 2019, October 29, 2019, November 7, 2019 (Film No. 191197952) and November 7, 2019 (Film No. 191198131) (other than the portions of those documents deemed to be furnished and not filed); and

  •
  the description of DISH Network Class A common stock contained in DISH Network's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 30, 1995, including any amendment or report filed for the purpose of updating such description.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

        You may obtain any of the documents listed above from the SEC, through the SEC's website or from DISH Network by requesting them in writing or by telephone at the following address:

DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000

        These documents are available from DISH Network without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus supplement forms a part.

PROSPECTUS

CLASS A COMMON STOCK

SUBSCRIPTION RIGHTS TO PURCHASE CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

        DISH Network Corporation ("DISH Network") may offer from time to time the securities described in this prospectus, in amounts, at prices and on terms to be determined at the time of offering.

        We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.

        You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." If we use agents, underwriters or dealers to sell the securities, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from such sales will also be set forth in the prospectus supplement.

        Our Class A common stock currently trades on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "DISH." The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on NASDAQ or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 2 of this document.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"), utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

        We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a "company free writing prospectus"), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any accompanying prospectus supplement or any related company free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any related company free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related company free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

        Unless the context indicates or requires otherwise, the terms "DISH Network," "our company," "the Company," "we," "us" and "our" as used in this prospectus refer to DISH Network Corporation and its consolidated subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the information provided under the heading "Where You Can Find More Information." The occurrence of any of these risks might cause you to lose all or part of your investment in the securities offered hereby. Additional risks not currently known to us or that we now believe are immaterial may also significantly impair our business operations and financial condition.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 13, 2019 (the "2018 Annual Report").

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2019.

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 3, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on July 29, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 filed with the SEC on November 7, 2019 (the "2019 Third Quarter Report").

  •
  our Current Reports on Form 8-K filed with the SEC on March 11, 2019, May 1, 2019, May 20, 2019, July 2, 2019, July 26, 2019, September 10, 2019, October 29, 2019 and November 7, 2019 (other than the portions of those documents deemed to be furnished and not filed).

  •
  the description of DISH Network Class A common stock contained in DISH Network's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 30, 1995, including any amendment or report filed for the purpose of updating such description.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of the documents listed above from the SEC, through the SEC's website or from DISH Network by requesting them in writing or by telephone at the following address:

DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000

        These documents are available from DISH Network without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.

 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated herein and any applicable prospectus supplement include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, in particular, statements about our plans, objectives and strategies, growth opportunities in our industries and businesses, our expectations regarding future results, financial condition, liquidity and capital requirements, our estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward looking statements are not historical facts and may be identified by words such as "future," "anticipate," "intend," "plan," "goal," "seek," "believe," "estimate," "expect," "predict," "will," "would," "could," "can," "may," and similar terms. These forward looking statements are based on information available to us as of the date of this prospectus and represent management's current views and assumptions. Forward looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward looking statements due to a number of factors, including, but not limited to, the following:

Competition and Economic Risks

  •
  As the pay-TV industry has matured and bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive, we face intense and increasing competition from providers of video, broadband and/or wireless services, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

  •
  Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

  •
  Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.

  •
  Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and/or offer exclusive content that will place them at a competitive advantage to us.

  •
  Our over-the-top ("OTT") Sling TV Internet-based services face certain risks, including, among others, significant competition.

  •
  If government regulations relating to the Internet change, we may need to alter the manner in which we conduct our Sling TV business, and/or incur greater operating expenses to comply with those regulations.

  •
  Changes in how network operators handle and charge for access to data that travels across their networks could adversely impact our business.

  •
  We face increasing competition from other distributors of unique programming services such as foreign language, sports programming and original content that may limit our ability to maintain subscribers that desire these unique programming services.

Operational and Service Delivery Risks

  •
  If our operational performance and customer satisfaction were to deteriorate, our subscriber activations and our subscriber churn rate may be negatively impacted, which could in turn adversely affect our revenue.

  •
  If our subscriber activations decrease, or if our subscriber churn rate, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

  •
  Programming expenses are increasing and may adversely affect our future financial condition and results of operations.

  •
  We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to certain programming, our subscriber activations and our subscriber churn rate may be negatively impacted.

  •
  We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

  •
  We may be required to make substantial additional investments to maintain competitive programming offerings.

  •
  Any failure or inadequacy of our information technology infrastructure and communications systems or those of third parties that we use in our operations, including, without limitation, those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.

  •
  Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services, and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.

  •
  We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

  •
  We rely on a few suppliers and in some cases a single supplier for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

  •
  Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

  •
  We depend on independent third parties to solicit orders for our DISH TV services that represent a meaningful percentage of our total gross new DISH TV subscriber activations.

  •
  We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH TV services.

  •
  Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

  •
  Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites acquired pursuant to the Master Transaction Agreement (as defined in our 2019 Third Quarter Report) have experienced anomalies that may affect their useful lives or prohibit us from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on our business, financial condition and results of operations.

  •
  We generally do not carry commercial in-orbit insurance on any of the satellites that we use and could face significant impairment charges if any of our owned satellites fail.

  •
  We may have potential conflicts of interest with EchoStar due to our common ownership and management.

  •
  We rely on key personnel and the loss of their services may negatively affect our business.

Acquisition and Capital Structure Risks

  •
  We have made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, we have made substantial non-controlling investments in the Northstar Entities (as defined in our 2019 Third Quarter Report) and the SNR Entities (as defined in our 2019 Third Quarter Report) related to AWS-3 wireless spectrum licenses.

  •
  We face certain risks related to our non-controlling investments in the Northstar Entities and the SNR Entities, which may have a material adverse effect on our business, results of operations and financial condition.

  •
  To the extent that we commercialize our wireless spectrum licenses, we will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

  •
  Our wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. The failure to meet such build-out and/or renewal requirements may have a material adverse effect on our business, results of operations and financial condition.

  •
  We rely on highly skilled personnel for our wireless business, including without limitation our ability to meet build-out requirements, and if we are unable to hire and retain key personnel or hire qualified personnel then our wireless business may be adversely affected.

  •
  The Prepaid Business Sale (as defined in our 2019 Third Quarter Report) may not be completed on the terms or timeline currently contemplated, or at all, as we and the Sellers (as defined in our 2019 Third Quarter Report) may be unable to satisfy the conditions or obtain the approvals required to complete the Prepaid Business Sale or such approvals may contain material restrictions or conditions.

  •
  We may fail to realize all of the anticipated benefits of the Prepaid Business Sale.

  •
  The integration of the BSS Business (as defined in our 2019 Third Quarter Report) may not be as successful as anticipated.

  •
  We may fail to realize all of the anticipated benefits of the Master Transaction Agreement.

  •
  Despite the acquisition of additional satellites acquired pursuant to the Master Transaction Agreement, we continue to have limited satellite capacity, and failures or reduced capacity could adversely affect our DISH TV services.

  •
  Current DISH Network stockholders have reduced ownership and voting interest in and exercise less influence over management of DISH Network following the closing of the Master Transaction Agreement.

  •
  If we were to take certain actions that could cause the Distribution (as defined in our 2019 Third Quarter Report) to become taxable to EchoStar, we may be required to indemnify EchoStar for any resulting tax liability, and the indemnity amounts could be substantial.

  •
  We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful, and we may lose up to the entire value of our investment in these acquisitions and transactions.

  •
  We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

  •
  We have substantial debt outstanding and may incur additional debt.

  •
  The conditional conversion features of our 3 3/8% Convertible Notes due 2026 (the "Convertible Notes due 2026") and our 2 3/8% Convertible Notes due 2024 (the "Convertible Notes due 2024," and collectively with the Convertible Notes due 2026, the "Convertible Notes"), if triggered, may adversely affect our financial condition.

  •
  The convertible note hedge and warrant transactions that we entered into in connection with the offering of the Convertible Notes due 2026 may affect the value of the Convertible Notes due 2026 and our Class A common stock.

  •
  We are subject to counterparty risk with respect to the convertible note hedge transactions.

  •
  From time to time a portion of our investment portfolio may be invested in securities that have limited liquidity and may not be immediately accessible to support our financing needs, including investments in public companies that are highly speculative and have experienced and continue to experience volatility.

  •
  It may be difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders, because of our ownership structure.

  •
  We are controlled by one principal stockholder who is also our Chairman.

Legal and Regulatory Risks

  •
  The rulings in the Telemarketing litigation requiring us to pay up to an aggregate amount of $280 million and imposing certain injunctive relief against us, if upheld, would have a material adverse effect on our cash, cash equivalents and marketable investment securities balances and our business operations.

  •
  Our business may be materially affected by the Tax Cuts and Jobs Act of 2017 (the "Tax Reform Act"). Negative or unexpected tax consequences could adversely affect our business, financial condition and results of operations.

  •
  Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

  •
  We are, and may become, party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

  •
  Our ability to distribute video content via the Internet, including our Sling TV services, involves regulatory risk.

  •
  Changes in the Cable Act of 1992 ("Cable Act"), and/or the rules of the Federal Communications Commission ("FCC") that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.

  •
  The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

  •
  We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

  •
  Our DISH TV services depend on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

  •
  We are subject to digital high-definition ("HD") "carry-one, carry-all" requirements that cause capacity constraints.

  •
  Our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective.

  •
  We may face other risks described from time to time in periodic and current reports we file with the Securities and Exchange Commission ("SEC").

        The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in our 2018 Annual Report, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made, and we expressly disclaim any obligation to update these forward-looking statements.

INFORMATION ABOUT DISH NETWORK

        DISH Network Corporation was organized in 1995 as a corporation under the laws of the State of Nevada. DISH Network started offering the DISH® branded pay-TV service in March 1996 and is the nation's fourth largest live-linear television programming provider. Our Class A common stock is publicly traded on NASDAQ under the symbol "DISH." Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000. DISH Network's website is accessed at https://www.dish.com. Information on DISH Network's website is not incorporated into this prospectus or DISH Network's other securities filings and is not a part of this prospectus.

        DISH Network Corporation is a holding company. Its subsidiaries operate two primary business segments.

Pay-TV

        We offer pay-TV services under the DISH® brand and the Sling® brand (collectively "Pay-TV" services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing us to use direct broadcast satellite ("DBS") and Fixed Satellite Service ("FSS") spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, Smart Home service and call center operations, and certain other assets utilized in our operations ("DISH TV"). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The Sling branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services ("Sling TV"). As of September 30, 2019, we had 12.180 million Pay-TV subscribers in the United States, including 9.494 million DISH TV subscribers and 2.686 million Sling TV subscribers.

        In addition, we historically offered broadband services under the dishNET™ brand, which includes satellite broadband services that utilize advanced technology and high-powered satellites launched by Hughes Communications, Inc. ("Hughes") and ViaSat, Inc. ("ViaSat") and wireline broadband services. However, as of the first quarter 2018, we have transitioned our broadband business focus from wholesale to authorized representative arrangements, and we are no longer marketing dishNET broadband services. Our existing broadband subscribers will decline through customer attrition. Generally, under these authorized representative arrangements, we will receive certain payments for each broadband service activation generated and installation performed, and we will not incur subscriber acquisition costs for these activations.

Wireless

        Since 2008, we have directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, we notified the FCC that we planned to deploy a narrowband Internet of Things ("IoT") network on certain of these wireless licenses, which was to be the first phase of our network deployment ("First Phase"). We expected to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. As of September 30, 2019, we had entered into vendor contracts with multiple parties for, among other things, base stations, chipsets, modules, tower leases, the core network, radio frequency ("RF") design, and deployment services for the First Phase. Among other things, initial RF design in connection with the First Phase was complete, we had secured certain tower sites, and we were in the process of identifying and securing additional tower sites. The core network had been installed and commissioned. We had also installed the first base stations on sites in 2018 and were in the process of deploying the remaining base stations. Beginning on November 5, 2019, and while the approval of the merger of Sprint Corporation and T-Mobile US, Inc. (the "Sprint-TMUS merger") is pending, the March 7, 2020 build-out deadline for both our AWS-4 and Lower 700 MHz E Block spectrum bands is tolled; however, if the Sprint-TMUS merger is not consummated, the original deadlines would be reinstated with extensions equal to the length of time the deadline was tolled. As our March 2020 build-out deadlines are currently tolled we have paused work on our narrowband IoT deployment. We have issued requests for information and proposals to various vendors in the wireless industry as we move forward with our 5G network deployment.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement or any related free writing prospectus, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include investments in our wireless business, refinancing of debt, working capital, acquisitions of assets or businesses, strategic investments, retirement of debt and other business opportunities. We will disclose any intention to use net proceeds from any offering of securities specifically for an acquisition of assets or businesses and/or strategic investments in the prospectus supplement relating to such offering.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and provisions of our amended and restated articles of incorporation (the "Articles of Incorporation") and amended and restated bylaws (the "Bylaws") are summaries of their material terms and provisions and are qualified in their entirety by the Nevada Revised Statutes ("NRS") and by reference to such complete documents, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. When we offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of such securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.

Overview

        As of the date of this prospectus, our Articles of Incorporation authorize 3,220,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 800,000,000 shares of Class B common stock, par value $0.01 per share; (iii) 800,000,000 shares of Class C common stock, par value $0.01 per share (together with the Class A common stock and Class B common stock, the "common stock"); and (iv) 20,000,000 shares of preferred stock, par value $0.01 per share. As of October 31, 2019, 254,623,280 shares of our Class A common stock and 238,435,208 shares of our Class B common stock were outstanding and there were no outstanding shares of Class C common stock or preferred stock.

        Our Class A common stock is publicly traded on NASDAQ under the symbol "DISH."

Common Stock

        Each holder of a share of Class A common stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders. Each holder of a share of Class B common stock is entitled to ten votes for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders. Each holder of a share of Class C common stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders, except that each holder of a share of Class C common stock is entitled to ten votes in the event of a "Change in Control of DISH Network" (as defined below). Except as otherwise required by law or the terms of any outstanding series of preferred stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A common stock, Class B common stock, Class C common stock and preferred stock shall vote together without regard to class.

        Each share of our Class B common stock and Class C common stock is convertible at the option of the holder thereof into one share of our Class A common stock, as adjusted to give effect to any stock split (including a reverse stock split) or stock dividend. Holders of our Class A common stock have no redemption or conversion rights.

        Holders of our common stock do not have preemptive rights. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance. The outstanding shares of our common stock are fully paid and non-assessable.

        Holders of our common stock are not entitled to cumulate their votes in the election of directors. Subject to any preferential rights of holders of preferred stock or restrictions on the payments of dividends imposed under the terms of our indebtedness, holders of common stock shall be entitled to receive their pro rata shares, based upon the number of shares of common stock held by them, of such dividends or other distributions as may be declared by our board of directors from time to time from legally available funds and of any distribution of our assets, after payment of all prior claims, upon our liquidation, dissolution or winding up, whether voluntary or involuntary.

        "Change in Control of DISH Network" means (i) any transaction or series of transactions, the result of which is that the Principals (as defined below) and their Related Parties (as defined below), or an entity controlled by the Principals and their Related Parties, cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total equity interests of DISH Network and to have the voting power to elect at least a majority of the DISH Network Board; or (ii) the first day on which a majority of the members of the DISH Network Board are not continuing directors.

        "Principals" means Charles W. Ergen, James DeFranco, and David K. Moskowitz.

        "Related Parties" means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

Preferred Stock

        Our Articles of Incorporation authorize our board of directors, without any further stockholder action or approval, to provide for the issuance of DISH Network preferred stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series.

Corporate Governance

        Structure of Board of Directors; Term of Directors; Election of Directors.    Our Bylaws provide that directors shall be elected at the annual meeting of stockholders or some adjournment thereof. A director holds office until the next succeeding annual meeting of stockholders or until his successor has been elected and qualified or until his earlier resignation or removal.

        Removal of Directors.    Our Bylaws provide that the stockholders may, at a meeting called for the express purpose of removing directors, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, remove our entire board of directors or any lesser number, with or without cause.

        Quorum.    The NRS provide that a quorum for a stockholder meeting consists of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters. Neither our Articles of Incorporation nor our Bylaws make any modifications to the NRS provisions. Our Bylaws provide that two or more classes or series of stock will be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting, and that, in the absence of a quorum of the holders of a majority of the voting power of any class of stock entitled to vote on a matter, the holders of a majority of the voting power of such class may adjourn the meeting of such class.

        Special Meeting of Stockholders.    The NRS provide that, unless otherwise provided in the articles of incorporation or bylaws, special meetings of the stockholders may be called by the entire board of directors, any two directors or the president. Our Bylaws modify the NRS provisions by providing that special meetings of the stockholders may be called by the Chairman of the DISH Network board of directors, the Chief Executive Officer, the DISH Network board of directors or holders of not less than one-third of the voting power of DISH Network.

Exclusive Forum

        Our Articles of Incorporation provide that unless we otherwise consent in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada) will be the sole and exclusive forum for any action or proceeding brought in the name or right of DISH Network or on our behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DISH Network to us or our stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws, any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws or any action asserting a claim governed by the internal affairs doctrine.

Combinations Statutes

        The provisions described below, in addition to the controlling voting ownership held by our Chairman and principal shareholder, may make DISH Network a less attractive acquisition candidate which may result in shareholders receiving less for their shares than might otherwise be the case.

        Sections 78.411 through 78.444 of the NRS (the "Nevada Combinations Statute") generally prohibit "combinations" including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an "interested stockholder"), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

        Two years after the date the person first became an interested stockholder, the Nevada Combinations Statute prohibits any combination with that interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder. The Nevada Combinations Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

        DISH Network has not opted out of the protections of the Nevada Combinations Statute. As a result, the provisions apply to DISH Network.

Limitations on Liability and Indemnification of Officers and Directors

        Limitation on Director Liability.    The NRS provide that, unless certain provisions of the NRS or articles of incorporation or an amendment thereto filed on or after October 1, 2003 otherwise provide for greater individual liability, a director is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director unless: (a) the trier of fact determines that the presumption that directors, in deciding upon matters of business, act in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) it is proven that (1) the director's act or failure to act constituted a breach of his or her fiduciary duties as a director and (2) such breach involved intentional misconduct, fraud or a knowing violation of law.

        Our Articles of Incorporation provide that, to the fullest extent permitted by the NRS, a director of DISH Network shall not be liable to DISH Network or its shareholders for monetary damages for breach of fiduciary duty as a director.

        Indemnification of Officers and Directors.    Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation (a "derivative action"), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable as described in "—Limitation on Director Liability" above and (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

        In the case of derivative actions, no indemnification may be made for any claim, issue or matter as to which such a person, after exhaustion of all appeals, has been found liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines otherwise in light of all the circumstances.

        The NRS further provide that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (including a derivative action), or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        The NRS further provide that any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Determinations as to the payment of indemnification are made by a majority of the board of directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

        Neither our Articles of Incorporation nor our Bylaws make any modifications to the NRS provisions.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.

General

        We may issue subscription rights to purchase Class A common stock. Subscription rights may be issued independently or together with Class A common stock and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our security holders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our security holders.

        The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

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  the title of the subscription rights;

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  the securities for which the subscription rights will be exercisable;

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  the exercise price for the subscription rights;

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  the number of the subscription rights issuable to each security holder;

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  the extent to which the subscription rights will be transferable;

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  the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

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  the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

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  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

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  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of Class A common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of Class A common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities may be issued from time to time in one or more series pursuant to an indenture to be entered into between DISH Network Corporation and one or more trustees selected by us. Such indenture is referred to herein as the "indenture." The terms of the debt securities will include those set forth in the indenture (as supplemented by any relevant officer's certificate or supplemental indenture) and those made a part thereof by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Because the following is only a summary of selected provisions to be included in the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the applicable indenture and any supplemental indentures thereto or officer's certificate or board resolution related thereto.

        As used in this "Description of Debt Securities," the terms "we," "our," "us," "the company" and "DISH" refer to DISH Network Corporation., a Nevada corporation, and do not, unless otherwise specified, include our subsidiaries.

General

        The indenture is not expected to limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Our secured debt, if any, will be effectively senior to any unsecured debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States) of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

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  the title;

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  any limit upon the aggregate principal amount;

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  whether the debt securities will be senior or subordinated;

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  applicable subordination provisions, if any;

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  whether the debt securities will be secured or unsecured, and if secured, what the collateral will consist of;

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  the date or dates on which the principal is payable;

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  the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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  the date or dates from which interest shall accrue;

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  the date or dates on which interest shall be payable;

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  the record dates for the determination of holders to whom interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of such extension;

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  the place or places where the principal of and any interest shall be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

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  if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued and consequences of default;

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  any right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series;

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  the denominations in which the debt securities of the series shall be issuable;

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  the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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  any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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  whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

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  any provisions granting special rights to holders when a specified event occurs;

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  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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  any special tax implications of the debt securities;

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  any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

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  any guarantor or co-issuers;

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  any special interest premium or other premium;

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  whether the debt securities are convertible or exchangeable into any class of our common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

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  the currency in which payments shall be made, if other than U.S. dollars;

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  securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  extent to which a secondary market for the securities is expected to develop;

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  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  provisions related to unclaimed fund; and

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  additional terms not inconsistent with the provisions of the indenture.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

FORMS OF SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of DISH Network, the trustee or any other agent of DISH Network or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

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  the name or names of the underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on NASDAQ may engage in passive market making transactions in the Class A common stock on NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        Unless otherwise indicated in an applicable prospectus supplement, the validity of the Class A common stock and preferred stock to be offered by this prospectus will be passed upon for DISH Network by Timothy A. Messner, Executive Vice President and General Counsel of DISH Network. Unless otherwise indicated in an applicable prospectus supplement, the validity of the debt securities to be offered by this prospectus will be passed upon for DISH Network by Mr. Messner as to matters of Nevada law and by Sullivan & Cromwell LLP, New York, New York as to matters of New York law. The validity of the securities to be offered by this prospectus will be passed upon for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement. As of October 31, 2019, Mr. Messner held 46,319 shares of Class A common stock (which includes the right to acquire 44,600 additional shares of Class A common stock within 60 days), or less than one percent.

 EXPERTS

        The consolidated financial statements of DISH Network and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The report of KPMG LLP covering the December 31, 2018 consolidated financial statements refers to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended, effective January 1, 2018, and also references that the 2016 consolidated financial statements have been retrospectively revised for the effects of consolidating entities acquired under common control.

DISH Network Corporation

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November 22, 2019